Exhibit 10.1

NASSAU LAND COMPANY, L.P.
MULTI-TENANT INDUSTRIAL LEASE

THIS MULTI-TENANT INDUSTRIAL LEASE (“Lease”) dated July 1, 2018 for reference purposes only, is made and entered into by and between the Landlord and the Tenant identified in the Basic Provisions set forth below. This Lease consists of the Basic Provisions together with the Standard Terms and Conditions and the Attachments and Exhibits listed in Paragraph I of the Basic Provisions, provided that if there is any conflict between the Basic Provisions, on the one hand, and the Standard Terms and Conditions and the Attachments and Exhibits on the other, the Basic Provisions shall prevail.
BASIC PROVISIONS
These Basic Provisions set forth certain information relevant and fundamental to the Standard Terms and Conditions upon which this Lease is made, and all information set forth in these Basic Provisions is subject to the provisions of the Standard Terms and Conditions of this Lease.
A.    Landlord
(1)    Name of Landlord:         NASSAU LAND COMPANY, L.P.
a California limited partnership
(2)    Landlord's Trade Name:    Castilian Technical Center
(3)    Landlord's Address:         c/o The Towbes Group, Inc.
21 E. Victoria Street, Suite 200
Santa Barbara, California 93101
(4)    Landlord’s Remit Address:     P.O. Box 20130
Santa Barbara, California 93120
B.    Tenant

(1)	Name of Tenant(s): APPFOLIO, INC., a Delaware corporation
(2)    Tenant's Trade Name:     AppFolio
(3)    Tenant's Mailing Address:    50 Castilian Drive, Suite 102
Goleta, CA 93117
(4)    Tenant’s Billing Address:    Same as Mailing Address
(5)    Tenant’s address if Tenant     AppFolio, Inc.                                                c/o Stradling Yocca Carlson & Rauth
is no longer in Building: 660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
Attn.: Craig Carlson
C.    Leased Premises (Article 1)
(1)    Description of Premises (Section 1.1)

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(a) The office space or other unit or area known as 70 Castilian Drive (the “Premises”), as outlined on the Site Plan attached as Exhibit A, located in the Castilian Technical Center situated at 70 Castilian Drive, in the City of Goleta, County of Santa Barbara, State of California, which Premises is part of a larger project consisting of six (6) office buildings situated at 50-150 Castilian Drive, in the City of Goleta, County of Santa Barbara, State of California ("Project").
(b) Landlord and Tenant mutually agree that the Premises consists of 86,246 rentable square feet, which amount shall not change unless the rentable square feet in the Premises is expanded or decreased by reason of construction or reconstruction (other than the construction of the interior improvements contemplated for the initial occupancy and continuous use by the Tenant). If the rentable square feet in the Premises is so subsequently changed, the rentable areas of the Premises shall be determined in accordance with the standards set forth in ANSI/BOMA Z65.3-2009, as promulgated by the Building Owners and Managers Association (“BOMA Standard”) for a single occupancy of a building. If a dispute occurs regarding the accuracy of the measurement of the rentable area of the Premises in such circumstances, such dispute will be resolved pursuant to binding arbitration pursuant to the Article 42.
(c) Tenant’s proportionate share of the Building Operating Expenses shall be a fraction, the numerator of which is the rentable square feet on which Tenant is required to pay Rent in the Premises hereunder at any given time and the denominator of which is the entire rentable square feet in the Building.
(d) Tenant’s proportionate share of the Project Operating Expenses shall be a fraction, the numerator of which is the rentable square feet on which Tenant is required to pay Rent in the Premises hereunder at any given time and the denominator of which is the entire rentable square feet in the Project. Landlord and Tenant mutually agree that the Project consists of 228,332 rentable square feet, which amount shall not change unless the rentable square feet in the Project is expanded or decreased by reason of construction or reconstruction (other than the construction of the interior improvements contemplated for the initial occupancy and continuous use by the Tenant). If the rentable square feet in the Project is so subsequently changed, the rentable areas of the Project shall be determined in accordance with the standards set forth in ANSI/BOMA Z65.3-2009, as promulgated by the Building Owners and Managers Association (“BOMA Standard”). If a dispute occurs regarding the accuracy of the measurement of the rentable area of the Premises in such circumstances, such dispute will be resolved pursuant to binding arbitration pursuant to Article 42.
(e) Tenant’s proportionate share of Building Operating Expenses and of Project Operating Expenses are collectively referred to herein as “Tenant’s Share”.
(2)    Parking (Section 1.3)
(a) Effective on the Commencement Date, as defined below, Tenant shall have the non-exclusive use of the common area parking lot located at the Premises, which parking lot shall have not less than two hundred sixty-three (263) unreserved automobile parking spaces. Landlord shall not authorize any other person, firm, organization or entity to use or reserve parking spaces in, and shall not allow any other person, firm, organization or entity to authorize the use of (or the reservation of parking spaces in), the Parking Lot, except for the tenants of the buildings commonly known as 50 Castilian Drive and 90 Castilian Drive in the Project (“Adjacent Users”), which tenants shall only be authorized to use such parking lot for unreserved vehicular parking in connection with their occupancies at such buildings. If parking available to Tenant in such parking lot is being substantially limited by the use of third parties other than the Adjacent Users so that the parking

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lot does not meet Tenant’s normal parking needs, Landlord and Tenant shall cooperate with one another to establish procedures and mechanisms that will prevent unauthorized parking by others in such parking lot. Tenant shall have the non-exclusive use of the Parking Lot without charge during the Term of the Lease.
(b) Tenant’s employees may not use any more parking spaces situated on the Premises than those allotted to Tenant pursuant to subparagraph (a), above.
(3)    Preparation of Premises; Occupancy (Section 1.4) Subject to Section D(2), below, the Landlord’s Work, as reflected on Exhibit B, shall be required to prepare the Project for occupancy by Tenant.
D.    Term of Lease (Article 2)
(1)    Effective Date: Upon Lease execution.
(2)    Commencement Date: The Commencement Date shall be on that date by which all work required of Landlord, as reflected in Exhibit B, is substantially completed and Landlord has given Tenant not less than ten (10) days prior written notice of the date by which such completion shall take place; provided, however, that the Landlord’s roof replacement work and HVAC system may be completed after the Commencement Date as set forth in, and subject to, Section 1(d) and (e) of Exhibit B. On the Commencement Date, Landlord shall deliver full possession of the Project to Tenant, free and clear of all tenancies and occupancies. The Commencement Date is projected to occur not later than July 24, 2018 (“Projected Commencement Date”).
(3)    Term. The initial Term of the Lease shall be a period of ten (10) years (plus any partial month during which Tenant receives possession of the Premises) measured from the first day of the first full calendar month following the Commencement Date. The last day of the initial Term will be the last day of the one hundred twentieth (120th) full calendar month following the Commencement Date.
E.    Rent (Article 3)
(1) Minimum Monthly Rent. The Minimum Monthly Rent shall initially be $1.55 per rentable square foot per month, NNN, due on or before the first day of each month payable in monthly installments in accordance with the following (the timing of which shall be subject to adjustment pursuant to Section 1(d) of Exhibit B (if applicable):
(a) Effective six (6) months following the Commencement Date (the “First Rent Commencement Date”), Tenant shall commence paying Rent on sixty percent (60%) of the Premises (51,747.60 square feet), at the Minimum Monthly Rent amount of Eighty Thousand Two Hundred Eight and 78/100 Dollars ($80,208.78) (which amount is subject to adjustment pursuant to Paragraph E(2), below).
(b) Effective (i) on the first day of the month following the expiration of 12 months from the First Rent Commencement Date (“Second Rent Commencement Date”), Tenant shall commence paying Rent on eighty percent (80%) of the Premises (68,996.80 square feet), at the Minimum Monthly Rent of One Hundred Six Thousand Nine Hundred Forty-five and 04/100 Dollars ($106,945.04) (which amount shall be increased pursuant to Paragraph E(2), below).
(c) Effective on the first day of the month following the expiration of 15 months from the First Rent Commencement Date (“Final Rent Commencement Date”), Tenant shall commence

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paying Rent on one hundred percent (100%) of the Premises (86,246 rentable square feet), at the Minimum Monthly Rent of One Hundred Thirty-three Thousand Six Hundred Eighty-one and 30/100 Dollars ($133,681.30) (which amount shall be increased pursuant to Paragraph E(2), below).
(d) The square footage and total Minimum Monthly Rent on the First Rent Commencement Date, the Second Rent Commencement Date and the Final Rent Commencement Date shall be determined in accordance with the percentages of rentable area that are set forth respectively in Sections (E) (1) (a), (b) and (c).
(e)    Notwithstanding anything to the contrary in this Paragraph (E)(1), Landlord shall have the right to enter onto and inspect the Premises, upon twenty-four (24) hours’ notice to Tenant, commencing upon the First Rent Commencement Date and continuing through the Final Rent Commencement Date to determine the percentage of square footage then actually being occupied by Tenant for the normal and continuous conduct of its business. By way of example only, such occupancy would not include use for or in connection with the construction of the interior improvements, but would include such uses as office occupancy, break rooms, war rooms, furnished conference rooms, rooms for storage of office materials, papers and other materials and equipment used for the operations and occupancy of the Tenant after the completion of the interior improvements. If, by reason of such inspection, Tenant is determined to occupy more rentable area than the amount of square footage upon which they are paying Minimum Monthly Rent at that time, Tenant shall commence paying Minimum Monthly Rent on the total square footage which it actually occupies (“Inspection Rent Adjustment”), in each case as of the date of such inspection.
(f) In accordance with the terms set forth in Exhibit B, Landlord shall pay Tenant a total Tenant Improvement Allowance of sixty dollars ($60.00) per square foot of the rentable area of the Premises (Five Million One Hundred Seventy-four Thousand Seven Hundred Sixty Dollars ($5,174,760.00)). Such Tenant Improvement Allowance shall be disbursed commencing with the First Rent Commencement Date and shall be disbursed from time to time at an amount equal to $60 per square foot upon which Tenant is required to pay Rent (“Rental Square Footage”) at the time of disbursement, until the entire Tenant Improvement Allowance has been fully disbursed. Each disbursement of Tenant Improvement Allowance shall take place on each Rent Commencement Date, so that the first disbursement on the First Rent Commencement Date shall be equal to 60% of the Tenant Improvement Allowance, the second disbursement on the Second Rent Commencement Date shall be equal to 20% of the Tenant Improvement Allowance, and the third disbursement on the Final Rent Commencement Date shall be equal to 20% of the Tenant Improvement Allowance. The amount of these disbursements shall be increased by the same percentage that Minimum Monthly Rent is increased by reason of an Inspection Rent Adjustment at the time such Inspection Rent Adjustment takes place and the other disbursements shall be adjusted to take such increases into account. Notwithstanding anything contained in the foregoing to the contrary, any delay in the First Rent Commencement Date or any other Rent Commencement Date shall not delay the disbursement of the applicable portion of the Tenant Improvement Allowance, if the reason for the delay is the failure of the Landlord to timely complete all Landlord Work, including, without limitation, the completion of the roof by the Deadline as set forth in Section 1(d) of Exhibit B.
(g) In no event shall Tenant pay Minimum Monthly Rent on less than those minimum amounts, and at such times, set forth in Paragraphs E(1)(a), E(1)(b) and E(1)(c), above.
(2)    Annual Adjustment to Minimum Monthly Rent (Section 3.1) The Minimum Monthly Rent for the Premises shall be increased by three percent (3%) per square foot per annum, with the first such increase effective on the first day of the thirteenth full calendar month following the First Rent Commencement Date, and adjusted annually thereafter.

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(3)    Late Processing Charge. (Section 3.3) The sum of five percent (5%) of each delinquent payment.
(4)    Prepaid Rent. (Section 3.4) Eighty Thousand Two Hundred Eight and 78/100 Dollars ($80,208.78) for the initial Minimum Monthly Rent, plus Thirty-one Thousand Forty-eight and 56/100 Dollars ($31,048.56) for the initial Operating Expenses), all of which shall be applied against Rents due following the First Rent Commencement Date.
(5)    Security Deposit. (Section 3.5) One Hundred Thirty-three Thousand Six Hundred Eighty-one and 30/100 Dollars ($133,681.30).
F.    Landlord's Operating Expenses (Article 7)
Tenant shall reimburse Landlord for Tenant's Share of Operating Expenses, as determined in the manner set forth in Paragraph (C)(1), above, and in the manner and to the extent provided in Article 7 of the Standard Terms and Conditions. Tenant’s Share of Landlord’s estimated Operating Expenses for the year ending December 31, 2018 shall initially be $0.60 per square foot per month.

G.    Use by Tenant (Article 8)
Tenant shall use and occupy the Premises for general offices, conference center, wellness room and storage and for other purposes ancillary to the primary use of the Premises for general office space, and for no other purpose.
H.     Insurance (Article 13)
(1) Liability Insurance Required of Tenant. Tenant to provide its own liability insurance for bodily injury and property damage with single limit coverage in the amount of $2,000,000.
(2) Endorsements. Tenant shall procure and maintain throughout the term of the Lease the following policy endorsements with initial limits not less than those indicated below:

YES         NO_    AMOUNT

(a) Automobile Liability:                      $1,000,000
(b) Plate Glass Insurance:                 100% replacement cost. Up to                             $20,000 with a $1,000 deductible.
(c) Boiler and Machinery
Insurance                      100% replacement cost.
(d) Rent Continuation:                      In the amount of the
Minimum Monthly Rent due
hereunder for no less than three
(3) months.
(e) Vandalism:                      100% replacement cost.
(f) Tenant Fire Insurance:                      100% replacement cost.
(3) Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable property insurance carriers under the insurance requirements for each party set forth in this Lease, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss from an event that is or would have been covered under the property insurance that such party has agreed to

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maintain under this Lease. The parties each hereby waive all rights and claims against each other for all property loss covered by the perils insured by such insurance which each has agreed to maintain pursuant to this Lease, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not materially and adversely affect the right of the insured to recover under such policy. Notwithstanding the foregoing, no such waiver by either party shall apply to losses to the extent arising out of the gross negligence or willful misconduct of the other party.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not materially and adversely affect the right of the insured to recover under such policies.

I.    Attachments and Exhibits: Tenant's Financial Statement(s)

Landlord has delivered to Tenant, and Tenant hereby acknowledges receipt of, each of the following, which are incorporated into this Lease by reference:

Landlord Tenant

Standard Terms and Conditions
Attachment 1: Rules and Regulations
Exhibit A:    Site Plan
Exhibit B:    Landlord’s Work
~~Exhibit C:    Adjustment to Minimum Monthly Rent~~
~~Exhibit D~~:
~~Exhibit E~~:
Exhibit F:    Real Estate Commissions
Exhibit G:    Option to Renew
    Exhibit H:    Additional Governmental Conditions & Requirements
Exhibit I:     Sign Plan
~~Exhibit J:~~
Exhibit K:    Supplemental Terms and Conditions
Exhibit L:     Form of Estoppel Certificate
Exhibit M:     Commencement Memorandum
Exhibit N:     Prohibited Uses
~~Exhibit O:~~
Exhibit P:     Nondisturbance Agreement

In the event Tenant financial statements are no longer publicly and readily available, then Tenant agrees to provide Landlord, upon Landlord’s request, with a financial statement (consisting of a Profit and Loss Statement and Balance Sheet) for the most recently completed fiscal year certified by Tenant to be true and correct.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date set forth opposite their respective names and respectively warrant that the persons executing this Lease are duty authorized and empowered to do so.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES

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HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

LANDLORD:
Date: 7/27/2018	NASSAU LAND COMPANY, L.P., a California limited partnership
Federal ID# 77-0371426	By: Michael Towbes Construction & Development, Inc., a California corporation Its: General Partner

By: /s/ Craig Zimmerman
Craig Zimmerman, President

TENANT:
Date: 7/27/2018	APPFOLIO, INC., a Delaware corporation
Federal ID# 26-0359894
By: /s/ Jason Randall
Jason Randall, President and CEO

By: /s/ Ida Kane
Ida Kane, CFO

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NASSAU LAND COMPANY, L.P.
MULTI-TENANT INDUSTRIAL LEASE
STANDARD TERMS AND CONDITIONS

Table of Contents

Article    Title    Page

1.    LEASED PREMISES        1
1.1 Description of Premises        1
1.2 Common Areas        1
1.3 Parking Facilities        2
1.4 Preparation of Premises; Occupancy        2
1.5 Reserved Rights        2

2.    TERM OF LEASE        2
2.1 Initial Term        2
2.2 Possession        2
2.3 Rent Commencement Date        2

3.    RENT        3
3.1 Minimum Monthly Rent        3
3.2 Additional Rent        4
3.3 Time and Manner of Payment        4
3.4 Prepaid Rent        5
3.5 Security Deposit        5

4.    INTENTION OF PARTIES        5
4.1 Negation of Partnership        5
4.2 Real Estate Commissions        5

5.    PROPERTY TAXES AND ASSESSMENTS        6
5.1 Personal Property Taxes        6
5.2 Real Property Taxes        6
5.3 Definition of Real Property Taxes        6

6.	LANDLORD’S MANAGEMENT OF PROJECT 7
6.1 Management of Common Area and Project        7
6.2 Tenant’s Share        8
6.3 Rules and Regulations        8

7.    OPERATING EXPENSES        8
7.1 Operating Expenses        8
7.2 Definition of Operating Expenses        8
7.3 Payments by Tenant        14
7.4 Books and Records        15

8.    USE; LIMITATIONS ON USE        15
8.1 Tenant’s Use of Premises        15

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8.2 Additional Limitation on Use        16
8.3 Intentionally omitted        17
8.4 No Representations by Landlord        17
8.5 Disclosure and Condition of Premises        18

9.    ALTERATIONS        19
9.1 Trade Fixtures; Alterations        19
9.2 Damage; Removal        20
9.3 Liens        20
9.4 Standard of Work        20

10.    UTILITIES; ESSENTIAL SERVICES; ACCESS        21
10.1 Utilities        21
10.2 Essential Services        22
10.3 Access to the Premises        22

11.    TENANT’S PERSONAL PROPERTY        22
11.1 Installation of Property        22
11.2 Removal of Personal Property        23

12.    REPAIRS AND MAINTENANCE        23
12.1 Tenant        23
12.2 Landlord        24

13.    INDEMNITY AND INSURANCE        25
13.1 Indemnification        25
13.2 Exemption of Landlord from Liability        26
13.3 Public Liability and Property Damage        26
13.4 Tenant’s Property Insurance        27
13.5 Proof of Insurance        27
13.6 Casualty Insurance        27
13.7 Subrogation        28

14.    DAMAGE AND DESTRUCTION        28
14.1 Casualty        28
14.2 Tenant’s Fault        29
14.3 Uninsured Casualty        29
14.4 Waiver        30
14.5 Force Majeure        30
14.6 Substantial Damage During Last Six (6) Months        30

15.    CONDEMNATION        30
15.1 Entire Leased Premises        30
15.2 Partial Taking        30
15.3 Transfer Under Threat of Condemnation        31
15.4 Awards and Damages        31
15.5 Arbitration        31

16.    ASSIGNING, SUBLETTING AND HYPOTHECATING        31

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16.1 Landlord’s Consent Required        31
16.2 Tenant’s Application        32
16.3 Additional Terms Regarding Subletting        32
16.4 Recapture        33
16.5 Fees for Review        33
16.6 Collection        34
16.7 Waiver        34
16.8 Assumption of Obligations        34
16.9 No Release        35
16.10 Implied Assignment        35
16.11 Remedies Against Landlord        35

17.    DEFAULT        35
17.1 Events of Default        35
17.2 Remedies.        36
17.3 Cumulative.        37

18.    INTENTIONALLY OMITTED        37

19.    LANDLORD’S AND TENANT’S RIGHT TO CURE DEFAULTS        37

20.    WAIVER OF BREACH; ACCORD AND SATISFACTION        38

21.    SUBORDINATION; ESTOPPEL        38
21.1 Subordination and Attornment        38
21.2 Assignment        39
21.3 Conditions for Tenant’s Termination        39
21.4 Estoppel Certificates        39

22.    SIGNS AND ADVERTISING        40

23.    RIGHTS RESERVED TO LANDLORD        40
23.1 Right of Entry        40
23.2 Additional Rights of Landlord        41

24.	SALE OR TRANSFER OF PREMISES; LANDLORD’S
RIGHT TO MORTGAGE        41
24.1 Sale or Transfer by Landlord        41
24.2 Landlord’s Right to Mortgage        41

25.    SURRENDER; WAIVER OR REDEMPTION; HOLDING OVER        42
25.1 Surrender of Premises        42
25.2 Holding Over        42

26.    HAZARDOUS MATERIALS        43
26.1 Definitions        43
26.2 Prohibited Uses        44
26.3 Obligation to Indemnify, Defend and Hold Harmless        44
26.4 Obligation to Remediate        45

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26.5 Notification        46
26.6 Termination of Lease        46
26.7 Toxic Substances Disclosure        46
26.8 Landlord’s Warranty        47

27.    INTENTIONALLY OMITTED        47

28.    WRITTEN NOTICES        47

29.    JOINT AND SEVERAL LIABILITY        47

30.    BINDING ON SUCCESSORS, ETC.        47

31.    ATTORNEYS’ FEES        47

32.    FURTHER ASSURANCES        48

33.    CONSTRUCTION OF LEASE        48

34.    PARTIAL INVALIDITY        48

35.    RECORDING        49

36.    COMPLETE AGREEMENT        49

37.    NO IMPLICATION OF EXCLUSIVE USE        49

38.    PARTY THAT IS A CORPORATION
OR LIMITED LIABILITY COMPANY        49

39.    SUBMISSION OF DOCUMENT        49

40.    NO PERSONAL OBLIGATION OF LANDLORD        50

41.    EXCAVATION        50

42.    ARBITRATION        50

THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, OR A RESERVATION OF, OR OPTION FOR, THE PREMISES; THIS DOCUMENT BECOMES EFFECTIVE AND BINDING ONLY UPON EXECUTION AND DELIVERY HEREOF BY LANDLORD. NO ACT OR OMISSION OF ANY EMPLOYEE OR AGENT OF LANDLORD OR OF LANDLORD'S BROKER SHALL ALTER, CHANGE OR MODIFY ANY OF THE PROVISIONS HEREOF.

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NASSAU LAND COMPANY, L.P.
MULTI-TENANT INDUSTRIAL LEASE
STANDARD TERMS AND CONDITIONS

THESE STANDARD TERMS AND CONDITIONS constitute an integral part of this Multi-Tenant Industrial Lease. Each reference in the Standard Terms and Conditions to information set forth in the Basic Provisions of this Lease shall be construed to incorporate all of the information to which reference is made. Any conflict between these Standard Terms and Conditions and the information set forth in the Basic Provisions shall be controlled by the terms of these Standard Terms and Conditions.
1.    LEASED PREMISES
1.1    Description of Premises. As used herein, the term "Premises" shall mean the office space or other unit as are described in the Basic Provisions, the boundaries and location of which are designated on the attached Site Plan (Exhibit A) as the “Premises”, which said Premises are now existing or will be part of the building containing the Premises (“Building”) and are more fully described in Section C of the Basic Provisions. Unless the context otherwise requires, the Premises shall include the entire Building and other improvements presently situated or to be constructed in the location so outlined as the “Premises” on said Site Plan, and all fixtures heretofore or hereafter to be installed by Landlord therein, but shall exclude the roof and the exterior surface of all exterior walls of such Building and improvements, except as specifically allowed hereunder. The Premises, the Building, the Common Areas (as defined below), the land upon which they are located, along with all other buildings, improvements, and land located within the boundaries depicted on Exhibit A as the “Project”, are herein collectively referred to as the “Project.”
1.2    Common Areas. Subject to Article 6 of this Lease, Landlord shall make available at all times during the term of this Lease, the automobile parking and other common areas that are depicted on Exhibit A as the parking lot and other common areas available for the Premises, which parking lot and other common areas shall be consistent with the Basic Provisions. The term "Common Area(s)" shall mean all the land, areas, improvements, lines, passage ways, roads, and equipment within the area so depicted and shall include all of the following (the specific recitation of which shall not be deemed to limit the definition of "Common Area"): the land and facilities utilized as parking areas; access and perimeter roads; truck passageways (which may be in whole or in part subsurface); arcades; landscaped areas; exterior walks; stairways; stairs; directory equipment; ramps; drinking fountains; toilets and other public facilities; and bus stations and taxi stands; but excluding any portion thereof which is designated on the attached Site Plan as noncommon use. All of the Common Area shall be subject to the exclusive control and management of Landlord or such other persons or nominees as Landlord may have delegated or assigned to exercise such management or control, in whole or in part, in Landlord's place and stead. Tenant acknowledges that Landlord makes no representation or warranty whatsoever concerning the adequacy of any security system which is or may be instituted for the Common Area. As long as Tenant is not in default under this Lease, Tenant shall have the exclusive right to use the Common Areas and facilities included in the Project together with such easements for ingress and egress as are necessary for Tenant's use and occupancy of the Premises.
1.3    Parking Facilities. Tenant acknowledges and agrees that any parking spaces provided by Landlord in and around the Building or Premises are solely for the convenience of the

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employees, customers, and invitees of Tenant, and that no particular spaces are exclusively reserved for the Tenant and its employees and customers. Landlord expressly reserves the right to establish and enforce reasonable rules and regulations throughout the Term of this Lease concerning the use of the parking area, and Landlord shall be entitled to tow away vehicles parked in violation of such rules. Upon the request of Landlord, Tenant shall provide Landlord on a periodic basis with a current list of Tenant's employees and their respective vehicle license numbers, and shall promptly notify Landlord of any changes in such list.
1.4    Preparation of Premises; Occupancy.
1.4.1 If so provided in the Basic Provisions, Landlord agrees to perform all work identified in Exhibit B as Landlord's work, and to cause the Premises to be ready for occupancy by Tenant on or before the Commencement Date set forth in the Basic Provisions. In the event Landlord is required to perform any work prior to Tenant’s occupancy, the Premises shall be deemed ready for occupancy as of the date Landlord has notified Tenant in writing that Landlord has substantially completed all of the work required to be done by Landlord as reflected in Exhibit B, if in fact such substantial completion has been achieved, and the initial Term of this Lease shall commence on the date of such notice unless a different date is specified in the Basic Provisions.
1.4.2 If for any reason Landlord cannot deliver possession of the Premises to Tenant on the delivery dates provided in the Basic Provisions, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the Term of this Lease shall be extended until the Premises are ready for occupancy by Tenant; provided, however, that if Landlord is unable to deliver possession of the Premises to Tenant within sixty (60) days after the Projected Commencement Date, Tenant may, as its sole remedy, terminate this Lease by giving written notice to Landlord at any time up to the occurrence of the Commencement Date and, upon such termination, both parties hereto shall be relieved and discharged of all liability hereunder, unless Landlord failed to use reasonable efforts to achieve substantial completion of the Landlord Work required to be completed by the Commencement Date, in which case Landlord shall be liable (notwithstanding any waiver contained in this Lease to the contrary) to Tenant for its actual (but not consequential or punitive) damages that Tenant incurs as a direct result of such termination.
1.5    Reserved Rights. After providing Tenant with twenty-four (24) hours prior written notice, unless in the case of an emergency, or if mandated by any federal, state, or local governmental or quasi-governmental body, Landlord reserves the right to enter the Premises during normal business hours to undertake the following, all without abatement of rent (unless as expressly provided in this Lease) or liability to Tenant:
1.5.1    Inspect the Premises and/or the performance by Tenant of the terms and conditions hereof;
1.5.2    Make such alterations, repairs, improvements or additions to the Premises as required hereunder or to change boundary lines of the Common Areas, provided that the Common Areas are not materially reduced or impaired;
1.5.3    Install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Building;
1.5.4    Grant easements on the Project (with thirty (30) days prior notice), provided that such easements shall not materially impair or reduce the Common Areas or materially interfere with the use of the Premises by Tenant or its rights under this Lease;
1.5.5    Dedicate for public or private use portions thereof and record covenants, conditions and restrictions (“CC&Rs”) affecting the Project and/or amendments to existing CC&Rs

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which do not unreasonably interfere with Tenant’s use of the Premises or impose additional material monetary obligations on Tenant or materially interfere with the rights of Tenant under this Lease;
1.5.6    Change the name of the Project;
1.5.7    Affix reasonable signs and displays as well as post and maintain any notice deemed necessary by Landlord for the protection of its interest (including, without limitation, notices of nonresponsibility); and
1.5.8    Show the Premises to prospective tenants during the last six (6) months of the Term.

2.    TERM OF LEASE
2.1    Initial Term. The initial term of the Lease (the “Term”) shall begin on the Commencement Date specified in the Basic Provisions. Subject to extension or sooner termination as hereinafter provided, this Lease shall continue for the Term specified in the Basic Provisions. If the Term of this Lease begins on a day other than the first day of a calendar month, the initial Term of this Lease shall be adjusted to commence on the first day of the first full calendar month after the Commencement Date.
2.2    Possession. Tenant’s possession of the Premises prior to the Commencement Date, if any, shall be subject to all the provisions of this Lease (except for the payment of Rent) and shall not advance the expiration date. Tenant shall, upon demand, acknowledge in writing the Possession Date in the form attached hereto as Exhibit M.
2.3    Rent Commencement Date. In the event the Commencement Date does not fall on the first (1st) day of a calendar month, Rent during any partial month shall be prorated on the basis of a thirty (30) day month, and shall be due and payable on or before the Commencement Date.
3.    RENT
3.1    Minimum Monthly Rent.
3.1.1    Tenant agrees to pay to Landlord a Minimum Monthly Rent, initially in the amount set forth in the Basic Provisions, during each month of the Term of this Lease. Minimum Monthly Rent for a period constituting less than a full month shall be prorated on the basis of a thirty (30)-day month.
3.1.2    If so provided in the Basic Provisions, the Minimum Monthly Rent shall be adjusted at the times specified and in the manner provided in the Basic Provisions, and Tenant agrees to pay Landlord the Minimum Monthly Rent, as so adjusted, at the times and in the manner provided by this Lease.
3.1.3    Landlord shall have no obligation to notify Tenant of any increase in Minimum Monthly Rent, and Tenant’s obligation to pay all Minimum Monthly Rent (and any increases) when due shall not be modified or altered by such lack of notice from Landlord. Acceptance of a payment of Rent that is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Rent, regardless of Landlord’s endorsement of or deposit of any check so stating.
3.2    Additional Rent. All sums other than Minimum Monthly Rent which Tenant is obligated to pay under this Lease, including late charges and interest as set forth in Section 3.3 below, shall be deemed to be additional rent due hereunder, whether or not such sums are designated “additional rent.” The term “Rent” means the Minimum Monthly Rent and all additional

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amounts payable by Tenant under the Lease (including, but not limited to, late charges and interest). Acceptance of a payment of Rent that is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Rent, regardless of Landlord’s endorsement of or deposit of any check so stating.
3.3    Time and Manner of Payment.
3.3.1    Tenant agrees that all Rent payable by Tenant hereunder shall be paid by Tenant to Landlord by check or certified funds not later than the close of business on the day on which first due, without any deduction, setoff, prior notice or demand, except as expressly set forth in this Lease. All Rents shall be paid in lawful money of the United States at such place as Landlord shall designate in Santa Barbara County to Tenant from time to time in writing. Landlord agrees that Tenant may, at Tenant's risk, use United States mail for delivery of Rent. Landlord’s receipt and deposit of any check shall not constitute satisfaction of Tenant’s rental payment obligations until said check is paid in full by the bank upon which it is drawn.
3.3.2    Should Tenant fail to make any payment of Rent within five (5) business days of the date when such payment first becomes due, or should any check tendered in payment of Rent be returned to Landlord by Tenant's bank for any reason, then Tenant shall pay to Landlord, in addition to such Rental payment, a late processing charge in the amount specified in the Basic Provisions, which the parties agree is a reasonable estimate of the amount necessary to reimburse Landlord for the damages and additional costs not contemplated by this Lease that Landlord will incur as a result of the delinquent payment or returned check, including processing and accounting charges and late charges that may be imposed on Landlord by its lender. If Tenant fails to make payment within said five (5)- business day period, the entire amount then due, including said late charge, shall thereafter bear interest at the then-current federal discount rate in San Francisco plus two percent (2%). Should Tenant fail to make payment of any Rental payment(s) due hereunder within five (5) business days of the date when such payment(s) first become due on three (3) occasions in any twelve (12) month period, Landlord, at its option, may require Tenant to prepay Rent on a quarterly basis thereafter. Moreover, in the event any of Tenant’s checks are returned for insufficient funds or other reasons not the fault of Landlord, Tenant agrees to pay Landlord the sum of twenty-five dollars ($25.00) in addition to any Late Charge and Landlord shall have the right any time thereafter to require that all future payments due from Tenant under this Lease for the next one (1)-year period be made by money order or by certified or cashier’s check.
3.3.3    Landlord will apply Tenant’s payments first to accrued late charges and attorney’s fees, second to accrued interest, then to Minimum Monthly Rent and Operating Expenses, and any remaining amount to any other outstanding charges or costs.
3.4    Prepaid Rent. Tenant shall pay to Landlord upon execution of this Lease Prepaid Rent, if any, in the amount specified in the Basic Provisions, which shall be allocated toward the payment of rent for the months specified in the Basic Provisions. If Tenant is not in default of any of the provisions of this Lease, the Rent prepaid by Tenant for the last month of the term of this Lease, if any, shall be reduced by the amount so allocated in the Basic Provisions.
3.5    Security Deposit. Tenant shall deposit with Landlord upon execution of this Lease the amount specified in the Basic Provisions as a Security Deposit for the performance by Tenant of its obligation under this Lease. Tenant agrees that if Tenant defaults in its performance of this Lease, or in the payment of any sums owing to Landlord, or in the payment of any other sums required from Tenant under the provisions of this Lease, then Landlord may, but shall not be obligated to, use the Security Deposit, or any portion thereof, to cure such default or to compensate Landlord for any damage, including late charges and costs of enforcement, sustained by Landlord resulting from Tenant's default or nonpayment. If Landlord does so apply any portion of the Security

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Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Minimum Monthly Rent. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the unexpended portion of the Security Deposit to Tenant within sixty (60) days following expiration or termination of this Lease, without interest. Landlord's obligations with respect to the Security Deposit shall be those of debtor, and not of a trustee, and Landlord shall be entitled to commingle the Security Deposit with the general funds of Landlord.
4.    INTENTION OF PARTIES
4.1    Negation of Partnership. Nothing in this Lease is intended, and no provision of this Lease shall be construed, to make Landlord a partner of or a joint venturer with Tenant, or associated in any other way with Tenant in the Tenant's operation of the Premises (other than the relationship of landlord and tenant), or except as otherwise expressly provided herein, to subject Landlord to any obligation, loss, charge or expense resulting from or attributable to Tenant's operation or use of the Premises.
4.2    Real Estate Commissions. Each party represents and warrants to the other that it has not utilized the services of any real estate broker or other person who could claim any fee or commission from the other (other than the person(s) identified on Exhibit F attached hereto) in connection with Tenant entering into this Lease. Each party warrants to the other that Tenant’s sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord’s Broker and Tenant’s Broker specified in Exhibit F, and that no other broker or finder can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and Landlord or Tenant. Subject to the foregoing, each party agrees to indemnify and hold the other harmless from any claims or liability, including reasonable attorneys’ fees, in connection with a claim by any person for a real estate broker’s commission, finder’s fee or other compensation based upon any statement, representation or agreement of by that party.
5.    PROPERTY TAXES AND ASSESSMENTS
5.1    Personal Property Taxes. Tenant shall pay before delinquency all taxes assessed against any personal property and/or leasehold improvements of Tenant installed or located in or upon the Premises and that become payable during the Term of this Lease. Tenant agrees to cooperate with Landlord to identify to the Assessor all Tenant improvements to the Premises.
5.2     Real Property Taxes. (Continue on Exhibit K attached hereto)
5.2.1    In addition to all other Rent payable by Tenant hereunder, Tenant agrees to pay as additional Rent its proportionate share of Real Property Taxes levied and assessed against the Project. Real Property Taxes for any fractional portion of a calendar year included in the Lease Term shall be prorated on the basis of a 360-day year.
5.2.2    Each year, Landlord shall notify Tenant of its proportionate share of the Real Property Taxes payable by Tenant hereunder and Tenant shall pay Landlord the amount payable by Tenant at the time and in the manner provided by Article 7 of this Lease.
5.2.3    Tenant's proportionate share of Real Property Taxes shall be the ratio that the square footage of the Premises bears to the total leasable square footage of the Building and other improvements of which the Premises are a part, or if such Building and improvements are not separately assessed, the total leasable square footage of the buildings and improvements constituting the Project. Tenant's proportionate share on the Commencement Date is set forth in

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the Basic Provisions; said proportionate share is subject to adjustment periodically as of the time each installment of Real Property Taxes is due.
5.2.4    Tenant shall pay to Landlord Tenant’s proportionate share of the Real Property Taxes in each calendar year; provided, however, Landlord may, at its election, require that Tenant pay any increase in the assessed value of the Project based upon the value of the Tenant Improvements (as defined in the Exhibit B), if any, relative to the value of the other improvements on or to the other buildings in the Project, as reasonably determined by Landlord. Upon Tenant’s request, Landlord shall endeavor to provide Tenant with a breakdown of Landlord’s determination of Tenant’s increased share of Real Property Taxes resulting from the Tenant Improvements.
5.3    Definition of Real Property Taxes. “Real Property Taxes” shall be the sum of the following: all real property taxes; possessory interest taxes; business or license taxes or fees; present or future Mello-Roos assessments; service payments in lieu of such taxes or fees; annual or periodic license or use fees; excise, transit and traffic charges; housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees “in‑lieu” of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or, with respect to or by reason of the development, possession, any tax or assessment levied in connection with the leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; any documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition; together with any and all costs and expenses (including, without limitation, attorneys’, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Real Property Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills, regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes effective during the Term shall survive the expiration or early termination of this Lease. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord or any documentary transfer tax.
6.    LANDLORD'S MANAGEMENT OF PROJECT
6.1    Management of Common Area and Project. Provided that Tenant’s access to and use of the Premises is not unreasonably hindered or prevented (except for changes, alterations or modifications required by any federal, state, or local governmental or quasi-governmental body, or by law not triggered by voluntary development or improvements made by Landlord), the number of parking spaces available to Tenant is not unreasonably hindered or reduced or the location of such parking is made materially less convenient, Tenant’s proportionate share of Operating Expenses does not increase (except as provided in Section 6.2 below), and the quality of the Project and the Premises is not materially reduced, and the continuous use, operations and

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enjoyment of the Premises is not materially interfered with, Landlord shall have the right, in Landlord’s sole discretion and expense, from time to time, to do any of the following:
        6.1.1    Make changes to the Common Area, including, without limitation, changes in the location, size, shape and number of driveways, entrances, exits, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas, and walkways;
6.1.2    Close the Common Areas when and to the extent necessary for maintenance or renovation purposes or to prevent a dedication of any part thereof or the accrual of any rights therein in favor of the public or any third person;
6.1.3    Designate other land outside the boundaries of the Project to be part of the Common Area;
6.1.4    Install, use, maintain, repair, alter, relocate or replace any Common Area or to add additional buildings and improvements to the Common Area to be used as part of the Common Area;
6.1.5    Use the Common Area while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof;
6.1.6    Remodel or renovate the buildings and improvements constituting the Project, and, in connection therewith, to install pipes, conduits, ducts and similar fixtures beneath or through the Premises, provided that such remodeling or renovation does not substantially change the size, dimension, configuration or nature of the Premises and does not materially interfere with the continue use and operations of the Premises by Tenant; and/or
6.1.7    Do and perform other such acts and make other such changes in, to or with respect to the Common Area and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate or prudent.
6.2     Tenant’s Share. Tenant’s stated proportionate share (“Tenant’s Share”) of Project Operating Expenses and/or Building Operating Expenses shall be determined in accordance with the fractions set forth in C1(d) and (e) of the Basic Provisions, and shall such fractions shall be adjusted to account for changes in rentable area arising from alterations, or damage or destruction, to the Project or the Building that take place after the First Rent Commencement Date and the completion of Tenant’s interior improvements to the Premises.
6.3    Rules and Regulations. Landlord shall have the right from time to time to promulgate, amend and enforce against Tenant and all persons upon the Premises, reasonable rules and regulations for the safety, care and cleanliness of the Common Area, Premises and the Project or for the preservation of good order; provided, however, that all such rules and regulations shall apply substantially equally and without discrimination to all tenants of Landlord in the Project and do not violate or materially conflict with Tenant’s express rights under this Lease. Tenant agrees to conform to and abide by such rules and regulations, and a violation of any of them shall constitute a default by Tenant under this Lease. The current Rules and Regulations are attached to this Lease as Attachment 1.
7.    OPERATING EXPENSES
7.1    Payment of Operating Expenses. Tenant shall pay monthly to Landlord Tenant’s Share of the Building Operating Expenses and Tenant’s Share of Project Operating Expenses in each calendar year.

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7.2    Definition of Operating Expenses. “Operating Expenses” shall mean collectively the “Building Operating Expenses” and the “Project Operating Expenses”.
7.2.1    Building Operating Expenses. “Building Operating Expenses” shall include all reasonable and necessary expenses incurred by Landlord in the, operation, maintenance, repair and management of the Building in which the Premises are located, including, but not limited to the following:
(i) Non-structural repairs to and maintenance of the roof and roof membrane (except to the extent the same are specifically excluded as capital expenditures pursuant to Section 7.2.2, below), skylights and exterior walls of the Building (including painting);
(ii) The costs relating to the insurance maintained by Landlord with respect to the Building, except for any deductible amounts in excess of Fifty Thousand Dollars ($50,000) in the aggregate, and earthquake insurance unless required by Landlord’s lender;
(iii) Maintenance contracts for heating, ventilation and air-conditioning (“HVAC”) systems (except to the extent repairs or maintenance thereunder are specifically excluded as capital expenditures pursuant to Section 7.2.2, below) and elevators, if any;
(iv) Maintenance, monitoring and operation of the fire/life safety and sprinkler system;
(v) Capital improvements made to or capital assets acquired for the Building after the Commencement Date that are intended to reduce Building Operating Expenses but only to the extent of such reduction allocable to the period for which such expenses are being charged or are required under any governmental law or regulation promulgated after the Effective Date, which capital costs, or an allocable portion thereof, shall be amortized (together with interest at the rate of five percent (5%) per annum on the remaining unamortized portion of such costs) on a straight line basis over the useful life of the capital improvement for which such costs were incurred, as such useful life is commercially reasonable determined by Landlord; provided that such amortized capital costs (or allocable portion thereof) shall not exceed, in the case of capital costs incurred to reduce Building Operating Expenses, the reduction of such Building Operating Costs allocable to the period covered by such amortization; and
    (vi) Any other commercially reasonable maintenance costs incurred by Landlord related to the Building and not related to the Project as a whole, which costs are not specifically excluded under this Lease or, if they are not excluded but limited under this Lease, subject to such limitations.

7.2.2	Exclusions from Building Operating Expenses. Building Operating Expenses shall not include the following expenses:
(i) Replacement of or structural repairs to the roof or the exterior walls;
(ii)  Repairs to the extent covered by insurance proceeds or warranties, or paid by Tenant or other third parties;
(iii)  Alterations solely attributable to tenants of the Project other than Tenant;
(iv) Earthquake Insurance (unless required by Landlord’s lender);
(v) Any insurance deductible amounts in excess of Fifty Thousand Dollars ($50,000) in the aggregate; and
(vi) Capital expenditures on the foundation, roof, slab, and HVAC system of the Building.7.2.3    Project Operating Expenses. “Project Operating Expenses” shall include all reasonable and necessary expenses incurred by Landlord in the, operation,

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maintenance, repair and management of the Project and/or the Common Area, including, but not limited to the following:
(i)  Repair, maintenance, utility costs and landscaping of the Common Area, including, but not limited to, any and all costs of maintenance and repair all parking areas (including bumpers, sweeping, and striping), loading and unloading areas, trash areas, common driveways, sidewalks, outdoor lighting, signs, directories, walkways, parkways, landscaping, irrigation systems, fences and gates and other costs which are allocable to the real property of which the Premises are a part;
(ii)  The costs relating to the insurance maintained by Landlord with respect to the Project, except for any deductible amounts in excess of Fifty Thousand Dollars ($50,000) in the aggregate and earthquake insurance (unless required by Landlord’s lender);
(iii)  Trash collection, security services;
(iv) Capital improvements made to or capital assets acquired for the Project after the Commencement Date that are intended to reduce Project Operating Expenses or are required under any governmental law or regulation enacted after the Effective Date, which capital costs, or an allocable portion thereof, shall be amortized (together with interest at the rate of five percent (5%) per annum on the remaining unamortized portion of such costs) on a straight line basis over the useful life of the capital improvement for which such costs were incurred, as such useful life is commercially reasonably determined by Landlord, and provided that such amortized costs (or allocable portion thereof) shall not exceed, in the case of capital costs incurred to reduce Project Operating Expenses, the reduction of such Project Operating Costs allocable to the period covered by such amortization;
(v)  Real Property Taxes (subject to the limitations set forth in this Lease);
(vi) All costs and fees incurred by Landlord in connection with the management of this Lease and the Premises, including the cost of those services which are customarily performed by a property management services company, together with a management fee to Landlord for accounting and project management services relating to the Building(s) and the Project in an amount equal to four percent (4%) of the sum of the gross rents received by Landlord from all of the tenants in the Project; and
(vii) Any other commercially reasonable maintenance costs incurred by Landlord related to the Project as a whole, and not related solely to the Tenant or the Building in which the Premises are located, and not solely related to another tenant in the Project.
7.2.4    Exclusions from Operating Expenses. Notwithstanding anything in the definition of Operating Expenses in the Lease to the contrary, Operating Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:
(i) Any ground lease rental;
(ii) Any capital cost other than the cost of capital improvements that are expressly permitted under Section 7.2(v) and Section 7.2.3(iv) (which costs shall be amortized and limited as provided in Section 7.2(v) and Section 7.2.3(iv);
(iii) Rentals for items which if purchased, rather than rented, would constitute a capital cost which is specifically excluded under clause;
(ii) Costs incurred by Landlord for the repair of damage to the Project;
(iii) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants’ improvements in the Project or

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incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project or any other cost or expense which exclusively benefits another tenant in the Project;
(iv) Depreciation, amortization and interest payments, except for amortization and interest in connection with capital costs that are expressly stated to be permissible Operating Expense hereunder and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services;
(v) Marketing costs, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;
(vi) Costs incurred by Landlord due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Project;
(vii) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;
(viii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
(ix) Advertising and promotional expenditures and costs of signs in or on the Building or Project identifying the owner of the Building or Project or other tenants’ signs;
(x) Costs arising from Landlord’s charitable or political contributions;
(xi) Costs for sculpture, paintings or other objects of art;
(xii) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Project operation, disputes of Landlord with Project management, or outside fees paid in connection with disputes with other tenants;
(xiii)    Landlord’s general corporate overhead and general and administrative expenses
(xiv) Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Project;
(xv) Any expenses incurred by Landlord for use of any portions of the Project to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Project services;
(xvi) Any entertainment, dining or travel expenses for any purpose;

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(xvii) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;
(xviii) Any “finders fees”, brokerage commissions, job placement costs or job advertising costs;
(xix) Any “above-standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;
(xx) The cost of any magazine, newspaper, trade or other subscriptions;
(xxi) The cost of any training or incentive programs, other than for tenant life safety information services;
(xxii) The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing;
(xxiii) “In-house” legal fees;
(xxiv) Earthquake Insurance (unless required by Landlord’s lender);
(xxv) Tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;
(xxvi) Costs arising from construction defects in the structural components of the base, shell or core of the Project or Building;
(xxvi) Bad debt or rent losses;
(xxvii) Water, gas and heat, light, power, telephone service, trash collection and other services and utilities supplied exclusively to any other tenant in the Project;
(xxviii)    Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all expenses and costs caused by or arising from the existence of hazardous materials or substances (as defined by applicable laws, rules and regulations now or subsequently applicable to the Project) in or about the Premises, the Building or the Project caused by or arising from the release of hazardous materials or substances, including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building, or the Project, unless such expenses and costs are caused by or arise from Tenant or Tenant’s contractors or invitees; and
(xxix) Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to the Landlord and/or the Building and/or the Project.
Any cost or expense excluded as a Project Operating Expense, Building Expense or Operating Expense shall be excluded as a Building Operating Expense, Project Operating Expense, or Operating Expense, whether incurred with respect to the Project or the Building, and any such expense shall be limited as provided in such provisions to the extent so limited, whether incurred with respect to the Project or the Building.
Landlord agrees that Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Project. All assessments and taxes which are not specifically charged to Tenant because of what Tenant

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has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law if requested by Tenant and not included as Operating Expenses except in the year in which the assessment or tax is actually paid.
In the event any facilities, services or utilities used in connection with the Building or the Project are provided from another building or project or area, the cost incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis.
Each time Landlord provides Tenant with an actual and/or estimated statement of Operating Expenses, such statement shall be itemized on a line item by line item basis, showing the applicable expense for the applicable year, the year prior to the applicable year, and the base year (if different).
Landlord shall cause any retail and restaurant operations in the Project to be separately metered in order to facilitate the computation and allocation of Project Expenses.
7.3    Payments by Tenant.
7.3.1    Tenant shall pay to Landlord as additional Rent on the first day of each full calendar month of the Term of this Lease, Tenant's monthly proportionate share of Landlord's Estimated Expenses (as defined below). If the Term of this Lease begins on a day other than the first day of a month, Tenant shall pay, in advance, its prorated share of the Landlord's Estimated Operating Expenses for such partial month.
7.3.2    Estimated Operating Expenses. “Estimated Expenses” for any particular year shall mean Landlord’s estimate of Operating Expenses and Real Property Taxes for a calendar year. Tenant shall pay Tenant’s Share (as set forth in the Basic Provisions) of the Estimated Expenses with installments of Minimum Monthly Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time, but limited to once per year, Landlord determines that Operating Expenses and Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant’s Share of the revised Estimated Expenses for such year.
7.3.3    Adjustment. “Operating Expenses and Real Property Taxes Adjustment” (or “Adjustment”) shall mean the difference between Tenant’s Share of Estimated Expenses and Tenant’s Share of Operating Expenses and Real Property Taxes for any calendar year. Operating Expenses for any portion of an accounting period not included within the term of this Lease shall be prorated on the basis of a 360-day year. After the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant’s Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment. If Tenant’s Estimated Expense payments are less than Tenant’s Share, then Tenant shall pay the difference within thirty (30) days after receipt of such statement. Tenant’s obligation to pay such amount effective during the Term shall survive the termination of this Lease. If Tenant’s payments exceed Tenant’s Share, then Landlord shall credit such excess amount to the subsequent Rents due.
7.3.4    Accounting Period. The accounting period for determining Landlord's Operating Expenses shall be the calendar year, except that the first accounting period may be prorated and shall commence on the date the Lease term commences and the last accounting period may also be prorated and shall end on the date the Lease term expires or terminates.
7.4    Books and Records. Landlord shall keep full and accurate books of account, records and other pertinent data regarding Operating Expenses. Such books, records and other pertinent data regarding such expenses shall be kept for a period of three (3) years after the close of each

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calendar year. Provided Tenant is not in default under this Lease, Tenant shall have the right to review, audit, and copy all documents and information pertaining to Operating Expenses for a period of three (3) years following the receipt of Landlord’s Operating Expense statement. Tenant shall give Landlord no less than twenty (20) business days’ notice prior to commencing an audit, which audit shall take place during Landlord’s normal business hours, and all documents shall remain at Landlord’s place of business at all times. In no event, however, will Landlord or its property manager be required to keep separate accounting records for the components of Operating Expenses or to create any ledgers or schedules not already in existence. Tenant shall have an auditor reasonably acceptable to Landlord to conduct such audit at Tenant’s sole cost and expense, but in no event shall said auditor be compensated based on savings generated to Tenant as a result of such audit. In the event the audit reveals that there are amount due either Landlord or Tenant, then any amounts due shall be immediately paid by the appropriate party. Tenant shall pay for all costs of the audit unless Tenant’s share of Operating Expenses, as determined by the audit, differs by more than the lesser of $10,000.00 or five percent (5%) in favor of the Tenant, in which case Landlord shall bear the cost of the audit up to a maximum cost of $10,000.00 per year. In the event Landlord disputes the findings of such audit, Landlord and Tenant shall have thirty (30) days to resolve such dispute. If, however, Landlord and Tenant have not reached a consensus during such thirty (30) day period, Landlord and Tenant shall submit the dispute for resolution in accordance with the provisions of Article 42, below.
8.    USE; LIMITATIONS ON USE
8.1    Tenant's Use of Premises. Tenant agrees that the Premises shall be used and occupied only for the Permitted Uses specified in the Basic Provisions, and for no other use. Tenant shall not use or permit the Premises to be used for any other purpose or purposes or under any other trade name whatsoever without the prior written consent of Landlord, which consent may be withheld or granted at Landlord's sole and absolute discretion. Tenant’s use of the Premises shall be in compliance with and subject to all applicable governmental laws, ordinances, statutes, orders and regulations and any CC&R’s (including payments thereunder, if any) or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof. In the event Landlord desires to record CC&R’s against the Project after the date of full execution of this Lease, Landlord shall, at its option, either (i) obtain Tenant’s consent thereto, which consent shall not be unreasonably withheld (provided Tenant’s material rights and obligations under the Lease are not impaired, but provided that any provisions of such CC&R’s which require Tenant to pay reasonable assessments such as for common area maintenance and landscaping that would otherwise constitute Operating Expenses hereunder shall not be deemed to impair Tenant’s material rights and obligations under this Lease), conditioned or delayed or (ii) elect not to obtain Tenant’s consent thereto, in which event the provisions of this Lease shall prevail over any conflicting provisions of the CC&R’s. Tenant further covenants and agrees that it will not use or suffer or permit any person or persons to use the Premises or any part thereof for conducting therein a second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale, or for any use or purpose in violation of the laws of the United States of America or the laws, ordinances, regulations and requirements of the State, County and City wherein the Premises are situated, including in violation of any of the permitted use restrictions outlined in Exhibit N. Tenant, at Tenant’s sole cost and expense, shall comply with the rules and regulations attached hereto as Attachment 1, together with such additional rules and regulations as Landlord may from time to time prescribe in accordance with and subject to the limitations of this Lease. Tenant shall not commit waste; overload the floors or structure of the Building in which the Premises are located; subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage; permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action

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which would constitute a nuisance or would unreasonably disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties; or use or allow the Premises to be used for any unlawful purpose. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project. Tenant further covenants and agrees that, subject to the express obligations of Landlord with respect to the maintenance, repair, and restoration of the Premises set forth in this Lease, during the term hereof the Premises, and every part thereof, shall be kept by Tenant in the condition the Premises were in upon occupancy, subject to reasonable wear and tear, and in clean and wholesome condition, free of any objectionable noises, odors or nuisances, and that all fire, safety, health and police regulations that apply to Tenant’s operations in or about the Premises and are not otherwise the responsibility of the Landlord under this Lease shall, in all respects and at all times, be fully complied with by Tenant.
8.2.     Additional Limitation on Use. Tenant's use of the Premises shall be in accordance with the following requirements:
8.2.1    Insurance Hazards. Tenant shall neither engage in nor give permission to others to engage in any activity or conduct that will cause the cancellation of or an increase in the premium for any fire or liability insurance maintained by Landlord, and will pay any increase in the fire or liability insurance premiums attributable to Tenant's use of the Premises. Neither party hereto contemplates that Tenant’s permitted use of the Premises as currently contemplated would or should cause such increase. Tenant shall, at Tenant's sole cost, comply with all recommendations of any insurance organization or company pertaining to Tenant’s specific use of the Premises necessary for the maintenance of reasonable fire and public liability insurance covering the Project.
8.2.2    Compliance with Law. Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements, ordinances and statutes of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, including any local rules or requirements limiting the hours of Tenant's operations. The judgment of any arbitrator or court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinances or statutes in the use of the Premises shall be conclusive of that fact as between Landlord and Tenant.
8.2.3    Waste; Nuisance. Tenant may not display, store or sell merchandise or allow carts, construction debris, trash, portable signs, devices or merchandise of any kind or any other objects to be stored or to remain outside of the Premises. Tenant shall not use, or suffer or permit any person or persons to use the Premises in any manner that will tend to create waste or a nuisance or tend to disturb other tenants of the Project. Tenant shall not place or authorize to have placed or affixed handbills or other advertising materials on automobiles or buildings within the Project, nor shall Tenant place or cause to be placed newspaper racks, advertisements or displays in the Common Area.
8.2.4    Trash and Rubbish Removal. Tenant agrees that all trash and rubbish of Tenant shall be deposited within the appropriate receptacles therefor and that there shall be no trash receptacles permitted on the Premises except such trash receptacles as may be provided or designated by Landlord. If applicable to Tenant’s business, Tenant shall be responsible to purchase and maintain its own grease rendering drums (of a design approved by Landlord) and place them in an area designated therefor by Landlord. Tenant shall be solely responsible for clean-up costs as a result of any leaking or spillage of its rendering drum or grease collection equipment, whether or not due to vandalism, and shall be solely responsible to arrange and pay for disposal of its grease by a licensed rendering service. Tenant shall, on its own behalf, provide

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and pay for as a portion of Operating Expenses the regular removal and disposal of trash and rubbish located in its approved trash receptacles, the location of which shall be reasonably approved by Landlord. In the event Tenant fails to comply with Landlord's trash and rubbish removal procedures set forth above, Tenant shall be liable to Landlord for all costs or damage incurred by Landlord in facilitating trash removal and maintenance of a neat and clean Project. The foregoing notwithstanding, Tenant shall provide and pay for any special or additional trash disposal facilities, equipment or services necessitated by the nature of Tenant's business, including trash receptacles for disposal of perishable food items.
8.3    Intentionally omitted.
8.4    No Representations by Landlord. Tenant agrees that neither Landlord nor any agent of Landlord has made any representation or warranty as to the conduct of Tenant's business or the suitability of the Premises for Tenant’s intended purpose. Tenant further agrees that no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant will, prior to the delivery of possession of the Premises, inspect the Premises and the Project and become thoroughly acquainted with their condition, and Tenant agrees, subject to Landlord’s express obligations under this Lease, including Landlord’s Work, to take the same "as is", and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Project were in good and satisfactory condition at the time such possession was so taken, subject to such express Landlord’s obligations. Tenant acknowledges that: (a) it has been advised by Landlord and/or its brokers to satisfy itself with respect to the condition of the Premises (including the electrical, HVAC and fire sprinkler systems, security, environmental aspects, compliance with laws and regulations, including the Americans with Disabilities Act [“ADA”], and zoning) and the suitability of the Premises for Tenant’s permitted use, and (b) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to Tenant’s occupancy of the Premises. All understandings and agreements heretofore made between the parties hereto are merged in this Lease. Notwithstanding the foregoing, except as otherwise expressly set forth in the Lease, Landlord represents and warrants to Tenant that to Landlord’s actual present knowledge, without duty of investigation or inquiry, all of the utilities and building systems (including water, sewer, structural, gas, electrical, mechanical, plumbing, lighting, data and communications drops and HVAC) serving the Premises and all of the Landlord’s Work (other than the roof and HVAC system) shall be complete, operational and in good working condition on the Commencement Date and that the portion of the Landlord’s Work that is the roof and HVAC system shall be complete, operational and in good working condition by that date which is 60 days prior to the First Rent Commencement Date. Landlord covenants to maintain all such systems and Landlord Work in good order, working condition, and repair and performing in accordance with reasonable commercial standards for the permitted use of Tenant under this Lease through the initial Term of the Agreement and any extensions thereof. Landlord shall, at its sole cost, be responsible for correcting or repairing any defect or deficiency in such utilities and building systems and the Landlord’s Work through the date that is twelve (12) months from the date of completion of such corrections, repairs, and/or Landlord’s Work as set forth in a writing by Landlord, provided such repairs are not required as a result of the gross negligence or willful misconduct of Tenant or Tenant’s agents, subcontractors, or assigns. Landlord shall perform to Tenant’s reasonable satisfaction the initial balancing of the HVAC system. Landlord warrants on and as of the Commencement Date that the Building and the Premises (including all of Landlord’s Work) shall comply with all applicable laws, regulations and codes, including the ADA, and that Landlord shall promptly upon written notice, at its sole cost, correct any noncompliance with such warranty; provided however, and without limiting the provisions of Section 9.1 below, it is expressly acknowledged by Tenant that said warranty shall not apply to: (1) any changes, modifications,

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amendments, or enactments of any law after the Commencement Date, or (2) any specific or unique use of the Premises by Tenant outside the express permitted use set forth in Paragraph G of the Basic Provisions, or (3) any changes, alterations, modifications or improvements to the Premises conducted by Tenant after the Commencement Date.
In addition, Landlord represents to Tenant, that: (a) Landlord is the sole fee owner of the Building, the Premises and the Project; (b) to Landlord’s actual present knowledge, without duty of investigation or inquiry, there are no encumbrances, liens, agreements, covenants in effect that would materially or unreasonably limit Tenant’s rights hereunder; (c) to Landlord’s actual present knowledge, without duty of investigation or inquiry, Landlord is unaware of any impending condemnation plans, proposed assessments or other adverse conditions relating to the Premises or the Project, ; and (d) to Landlord’s actual present knowledge, without duty of investigation or inquiry, and except as described in that certain Phase I Environmental Site Assessment Report, prepared by EMG, dated August 27, 2001, there are no Hazardous Materials in or about the Building or the Premises, and (e) the Building and Premises shall be compliant with all applicable laws, including, but not limited to, the ADA as of the Commencement Date.
8.5    Disclosure and Condition of Premises. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). Additionally, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that Section 1938 of California Civil Code, as amended, provides as follows:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction‑related accessibility standards within the premises.”
In the event that Tenant elects to have a CASp inspection of the Premises performed, Tenant shall provide Landlord with at least fifteen (15) days prior written notice of the date of such inspection. Additionally, Tenant acknowledges and agrees that Tenant shall be solely responsible for all costs and fees incurred in obtaining such CASp inspection of the Premises.
  In the event that a CASp inspection (whether performed at the election of Tenant or otherwise) discloses that the Premises do not meet all applicable construction-related accessibility standards and related laws and codes, or any violations of said standards, laws or codes exist, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing any and all required repairs, alterations, modifications, and improvements: (i) to the Premises (including but not limited to all structural elements) and (ii) to the remainder of the Building and the Common Areas to the extent arising from or triggered by Tenant’s specific use of the Premises or from any improvements or alterations (including Tenant’s Work) made by or on behalf of, or for the benefit of, Tenant.
  In the event that Tenant is required to undertake repair work to the Premises, the Building and/or the Common Areas pursuant to the prior paragraph, Tenant agrees that promptly following completion of the required repairs, alterations, modifications or improvements, Tenant shall cause, at Tenant’s sole cost and expense, a CASp to certify the Premises (and Building and Common

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Areas, as applicable) as meeting all applicable construction-related accessibility standards and related laws and codes, and pursuant to California Civil Code Section 55.53.
In the event a CASp inspection of the Premises is performed, the results of such inspection, including any reports, surveys or other documentation prepared in connection with the inspection, shall remain confidential and Tenant shall not disclose the results of such inspection to any other party, except to the extent the same must be disclosed by order of any governmental authority, or pursuant to any Law. This section 8.5 shall survive the termination or expiration of this Lease.
9.    ALTERATIONS.
9.1    Trade Fixtures; Alterations. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, the Building in which the Premises are located, the Common Area or the Project, with the exception for cosmetic alterations. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed but which, however may be conditioned upon Tenant’s compliance with Landlord’s reasonable requirements regarding construction of improvements and alterations. Tenant shall submit plans and specifications to Landlord with Tenant’s request for approval and shall reimburse Landlord for any commercially reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any commercially reasonable costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters, but in no event will Tenant be liable for costs in excess of One Thousand Dollars ($1,000.00). If Landlord does not respond to a written request from Tenant within ten (10) business days, then Landlord shall be deemed to disapprove such request. In the event Tenant makes any alterations to the Premises that trigger or give rise to a requirement that the Building or the Premises come into compliance with any governmental laws, ordinances, statutes, orders and/or regulations (such as ADA requirements), Tenant shall be fully responsible for complying, at its sole cost and expense, with same. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of “as‑built” drawings for any such work. Tenant shall not commence any alterations to the Premises without first providing Landlord five (5) business days’ notice of the date Tenant intends to commence such work. Notwithstanding the foregoing, the terms outlined in Exhibit B, shall be observed as it pertains to Tenant’s Alterations.
9.2    Damage; Removal. Tenant shall repair all damage to the Project, the Premises and/or the Building caused by the installation or removal of Tenant’s fixtures, equipment, furniture and alterations. Tenant shall have the right remove any or all trade fixtures, alterations, additions, improvements and partitions made or installed by Tenant after the Commencement Date and restore the Premises to its condition existing prior to the construction of any such items less normal wear and tear; provided, however, Landlord has the absolute right to require Tenant to have all or any portion of such items designated by Landlord to remain on the Premises (other than trade fixtures), in which event they shall be and become the property of Landlord upon the termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever.
9.3    Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics’ and materialmen’s liens in connection therewith. Tenant shall provide at

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least thirty (30) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises, and Landlord shall have the right to post on the Premises notices of non‑responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within fifteen (15) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord, together with interest thereon at the Lease Interest Rate from the date of expenditure.
9.4    Standard of Work. All work to be performed by or for Tenant pursuant hereto shall be performed diligently and in a first class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Premises and/or Tenant and Landlord’s insurance carriers. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises, and Landlord may require changes in the method or quality of the work.
10.    UTILITIES; ESSENTIAL SERVICES; ACCESS
10.1    Utilities.
10.1.1    Tenant’s Responsibilities. Tenant shall make all arrangements for and shall pay the charges when due for all water, gas and heat, light, power, telephone service, trash collection and all other services and utilities supplied to the Premises during the entire Term of this Lease, and shall promptly pay all connection and termination charges therefor. In the event any utility servicing the Premises is not separately metered, Tenant shall have the option, subject to Landlord’s prior written consent and the terms of this Lease, to cause such utility to be separately metered at Tenant’s sole cost and expense. If Tenant does not elect to cause a utility to be separately metered, Tenant shall pay a reasonable proration of such utility, as determined by Landlord. If Landlord determines that Tenant’s usage of utility service to the Building is excessive, compared with the usage of other tenants of the Building, Landlord may charge Tenant separately for such excessive usage.
10.1.2    Extent of Landlord’s Liability. The suspension or interruption in utility services to the Premises for reasons beyond the ability of Landlord to control shall not constitute a default by Landlord or entitle Tenant to any reduction or abatement of rent (except as expressly provided hereunder) nor shall Landlord have any liability to Tenant therefore.
10.1.3 Extent of Landlord’s Liability. Except as otherwise provided hereinbelow, the suspension or interruption in utility services to the Premises for reasons beyond the ability of Landlord to reasonably control, shall not constitute a default by Landlord or entitle Tenant to any reduction or abatement of rent nor shall Landlord have any liability to Tenant therefor. Notwithstanding the foregoing to the contrary, if Tenant is actually prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) Landlord’s failure to provide any of the utilities or other Essential Services (as defined below) that Landlord is obligated to provide under this Lease, (ii) any construction or alteration performed by Landlord after the Rent Commencement Date, (iii) any failure by Landlord to provide reasonable access to the Premises or the Common Areas, or (iv) because of the presence or release of Hazardous Materials in, on, under, or around the Building, Premises or Project (any of the foregoing, an “Abatement Event”), then Tenant shall give Landlord written notice of such Abatement Event. If (A) such Abatement Event continues for two (2) consecutive days (or ten (10) days in any 12-consecutive month period) after Landlord's receipt of any such notice from Tenant (“Eligibility Period”), and (B) such Abatement Event is not solely Tenant’s fault or attributable to Force Majeure, then, in addition to Tenant’s other rights and remedies under this Lease, at law or in equity, Tenant's obligation to pay Minimum

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Monthly Rent and Operating Expenses shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof (the “Unusable Area”). Minimum Monthly Rent and Operating Expenses shall be so abated during such period in the proportion that the Unusable Area bears to the total rentable square feet of the Premises. However, if less than all, but a substantial portion, of the Premises is unfit for occupancy and the remainder of the Premises is not sufficient to allow Tenant to effectively conduct its business therein as a result of an Abatement Event, and if Tenant does not conduct its business from the Unusable Area affected by such Abatement Event and such remaining portion, then the Minimum Monthly Rent and Operating Expenses for the entire Premises shall be abated for such time after the expiration of the Eligibility Period that Tenant continues to be so prevented from using, and does not use, the entire Premises.
10.2    Essential Services. “Essential Services” shall mean and include such services provided by either Landlord, Landlord’s agents, or a third party that is an integral part of Tenant’s operations within the Premises, such that Tenant shall not be capable of conducting business therein without such service. Landlord shall not be liable to Tenant for interruption in or curtailment of Essential Services (except for abatement of rent to the extent expressly provided in this Lease) unless such interruption or curtailment is solely attributable to the gross negligence of Landlord. Notwithstanding the foregoing, no interruption or curtailment of Essential Services shall constitute constructive eviction or grounds for rental abatement (except for abatement of rent to the extent expressly provided in this Lease), unless such interruption or curtailment is continuous or attributable solely to the gross negligence of Landlord or Landlord’s agents.
10.3    Access to the Premises; Security. Tenant shall have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year, including normal business holidays. Access to the Premises shall be deemed available if a willing and able employee of Tenant can gain entrance to the Premises through a legal entryway and such access is reasonably consistent with Tenant’s contemplated use of the Premises. Tenant shall otherwise, at its sole expense (but subject to reimbursement as part of the Tenant Improvement Allowance), secure the Building, including by means of a security system (including access panels and cameras) (the “Security Equipment”), and control access to the Building, including by means of automatic door locks, keys and key fobs (collectively, “Access Equipment”). Prior to installing any Access Equipment or Security Equipment, Tenant shall deliver to Landlord detailed plans and/or information describing the proposed Access Equipment work or Security Equipment work, which plans shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, delayed or conditioned. In addition, prior to commencing any Security Equipment or Access Equipment work, Tenant shall ensure that such equipment complies with all applicable federal, state, and local laws, rules, and City ordinances. The Security Equipment and Access Equipment shall be maintained and repaired promptly by Tenant at Tenant’s sole cost. Tenant hereby releases Landlord from all liability arising from or related to the operation of the Security Equipment and Access Equipment. Tenant shall, upon the expiration or termination of the Lease, and at is sole expense, remove all of the Security Equipment and Access Equipment.
11.     TENANT'S PERSONAL PROPERTY
11.1    Installation of Property. Landlord shall have no interest in any removable equipment, furniture or trade fixtures owned by Tenant or installed in or upon the Premises solely at the cost and expense of Tenant (the “Tenant’s Property”). Prior to creating or permitting the creation of any lien or security or reversionary interest in any removable personal property to be placed in or upon the Premises, Tenant shall obtain for the benefit of Landlord and shall deliver to Landlord the written

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agreement of the party holding such interest to make such repairs necessitated by the removal of such property and any damage resulting therefrom as may be necessary to restore the Premises to good condition and repair, excepting only reasonable wear and tear, in the event said property is thereafter removed from the Premises by said party, or by any agent or representative thereof or purchaser therefrom, pursuant to the exercise or enforcement of any rights incident to the interest so created, all without any cost or expense to Landlord.
11.2    Removal of Personal Property. Tenant shall have the right to remove at its own cost and expense upon the expiration of this Lease Tenant’s Property. Prior to the close of business on the last day of the Lease Term, all such personal property shall be removed, and Tenant shall make such repairs necessitated by the removal of said property and any damage resulting therefrom as may be necessary to restore the Premises to good condition and repair, excepting only reasonable wear and tear. Any such property not so removed shall be deemed to have been abandoned or, at the option of Landlord, shall be removed and placed in storage for the account and at the cost and expense of Tenant.
12.    REPAIRS AND MAINTENANCE.
12.1    Tenant.
12.1.1    Tenant, at Tenant’s sole cost and expense, shall keep and maintain the Premises, including all improvements constructed by Tenant therein, in good order, condition and repair including, but not limited to, the following:
i) Interior surfaces of walls and wall coverings;
ii) Intentionally omitted;
iii) Floors, subfloors (but not slab), carpeting and other floor coverings;
iv) Doors, door frames, and door closures and locks;
v) Interior windows, glass, and plate glass excluding exterior glass cleaning or windows that break from the outside through no fault of Tenant, Tenant’s agents, employees, or invitees;
vi) Ceilings and ceiling systems;
vii) Thermostats within the Premises;
viii) Interior electrical distribution and equipment, including lighting systems, switches and electrical panels;
ix) Interior plumbing, and sprinkler systems, if any, installed therein;
x) Interior electrical and mechanical systems and wiring;
xi) Appliances and devices using or containing refrigerants;
xii) Fixtures and equipment in good repair and in a clean and safe condition;
xiii) Decorative wall, paint, signs and lighting equipment within the Premises; and
xiv) Repair and/or replace any and all of the foregoing in a clean and safe condition, in good order, condition and repair.

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12.1.2    Tenant shall keep any parking area adjacent to Premises clean and neat at all times, and shall remove immediately therefrom any litter, debris or other unsightly or offensive matter placed or deposited thereon by the agents or customers of Tenant.
12.1.4    Prior to making any repairs required hereunder (except in the case of an emergency), Tenant shall notify Landlord in writing as to the nature and extent of such damage, and shall provide Landlord with an estimate of the cost and time required to complete such repairs. Without limiting the foregoing, Tenant shall, at Tenant’s sole expense (i) immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; (ii) repair any area damaged by Tenant, Tenant’s agents, employees, invitees and visitors, including any damage caused by any roof penetration, whether or not such roof penetration was approved by Landlord; and (iii) unless otherwise specified in this Lease, provide janitorial services for the interior of the Premises.
12.1.5    In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, which failure continues at the end of ten (10) days following Tenant’s receipt of written notice from Landlord (except with respect to an emergency in which case Landlord may act immediately) stating with particularity the nature of the failure, Landlord shall have the right, but shall not be obligated, to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant’s sole cost and expense (including a sum for overhead to Landlord).
12.1.6    Tenant shall maintain written records of maintenance and repairs, as required by any applicable law, ordinance or regulation, and shall use certified technicians to perform such maintenance and repairs, as so required.
12.1.7    Provided Landlord notifies Tenant in writing Tenant shall be required to deliver full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises to Landlord within sixty (60) days after the Commencement Date.
12.1.8    Tenant hereby waives the right to make repairs at Landlord's expense under the provisions of any laws permitting repairs by a tenant at the expense of the landlord to the extent allowed by law, it being intended that Landlord and Tenant have by this Lease made specific provision for such repairs and have defined their respective obligations relating thereto.
12.2    Landlord.
12.2.1    Except as otherwise provided in this Lease, and subject to the following limitations, Landlord shall, at its sole cost and expense (and without passing such expenses and costs on to Tenant as Operating Expenses) keep in good order and repair the structural components of the roof, the foundation and other structural components, and exterior portions of exterior walls (excluding wall coverings, painting, glass and doors) of the Building; provided, however, if such damage is caused by an act or omission of Tenant, Tenant’s employees, agents, invitees, subtenants, or contractors, then such repairs shall be at Tenant’s sole expense. As an Operating Expense that shall be passed-through to Tenant as provided herein, Landlord shall also keep in good order and repair the Common Areas and the building systems serving the Premises, including without limitation, HVAC, electrical, and plumbing systems. Notwithstanding the foregoing, Landlord shall not be required to make any repair resulting from any of the following conditions:
i) Any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, provided that this clause i) shall not apply to any of the Landlord Work;

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ii) The installation, use or operation of Tenant’s property, fixtures and equipment;
iii) The moving of Tenant’s Property in or out of the Building or in and about the Premises;
iv) Tenant’s use or occupancy of the Premises in violation of Section 8 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease;
v) The acts or omissions of Tenant and Tenant’s employees, agents, invitees, subtenants, licensees or contractors;
vi) Fire and other casualty, except as provided by Section 13 of this Lease; and
vii) Condemnation, except as provided in Section 15 of this Lease.
Landlord shall have no obligation to make repairs under this Section 12.2 until a commercially reasonable time after receipt of written notice from Tenant of the need for such repairs. There shall be no abatement of Rent during the performance of such work. Unless due to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord, except for an abatement of rent as and to the extent expressly provided in this Lease and any obligation of Landlord to maintain and repair such defect or condition. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.
12.2.2    Landlord shall have no obligation to make repairs under this Section 12.2 until a commercially reasonable time after receipt of written notice from Tenant of the need for such repairs. There shall be no abatement of Rent during the performance of such work, except as expressly set forth in this Lease. Unless due to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord, except for rental abatement as expressly provided under this Lease. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.
13.    INDEMNITY AND INSURANCE
13.1    Indemnification. Tenant hereby indemnifies and holds Landlord and Landlord’s partners, employees, and agents (collectively the “Landlord Parties”) harmless from and against any and all claims (except claims resulting from Landlord's negligence or willful misconduct) arising from any activity, work, or thing done, permitted or suffered by Tenant or its agents or employees in or about the Premises, and further Tenant shall indemnify and hold Landlord and the Landlord Parties harmless from and against any and all claims to the extent arising from any breach or default in the performance by Tenant of any obligation to be performed by Tenant under the terms of this Lease, or to the extent arising from any act or negligence of Tenant, or any of its agents, contractors, employees, or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in, or related to, any such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord and/or the Landlord Parties by reason of any such claim, Tenant, upon notice from Landlord and/or the Landlord Parties, shall

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defend Landlord and the Landlord Parties at its own expense by counsel of Tenant’s choosing and reasonably acceptable to Landlord.
Landlord hereby indemnifies and holds Tenant, Tenant’s employees and agents (collectively the “Tenant Parties”) harmless from and against any and all claims (except claims resulting from Tenant’s or Tenant Parties’ gross negligence or willful misconduct) arising from (a) any activity, work, or thing done, permitted or suffered by Landlord and its agents and employees in or about the Premises, and further Landlord shall indemnify and hold Tenant and the Tenant Parties harmless from and against any and all claims arising from any breach or default in the performance by Landlord of any obligation to be performed by it under the terms of this Lease, or arising from any negligent or willful act or negligence of Landlord, or any of its agents, contractors, employees, or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in, or related to, any such claim or any action or proceeding brought thereon; and (b) any Environmental Damage, except to the extent caused by Tenant or any Tenant Party. In case any action or proceeding shall be brought against Tenant or any of the Tenant Parties by reason of any such claim, Landlord, upon notice from Tenant and the Tenant Parties, shall defend Tenant at its own expense by counsel of Landlord choosing and reasonably acceptable to Tenant.
13.2    Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or by any other person in or about the Premises caused by or resulting from fire, steam, electricity, natural gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or from other sources; provided, however, that notwithstanding the foregoing, Landlord shall not be relieved from liability with respect to such injury or damage resulting from Landlord's gross negligence or willful misconduct or arising from any Environmental Damages, other than such Environmental Damages caused by Tenant or any Tenant Party. The parties acknowledge and agree that Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the Project, including such tenant’s employees, agents, vendors and invitees. Subject to any abatement of rent provided under this Lease and the right of Tenant to enforce the express obligations of the Landlord hereunder or to terminate the Lease for Landlord’s breach thereof, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause except to the extent as may be caused by (a) the gross negligence or willful misconduct of Landlord; or (b) any Environmental Damages, except to the extent such Environmental Damages are caused by Tenant or any Tenant Party, and, subject to any abatement of rent provided under this Lease and the right of Tenant to enforce the express obligations of the Landlord hereunder or to terminate the Lease for Landlord’s breach thereof, Tenant hereby waives all other claims with respect thereto against Landlord.
13.3    Public Liability and Property Damage.
13.3.1    Insurance Coverage. Tenant agrees to maintain in force throughout the term hereof, at Tenant's sole cost and expense, such insurance, including liability insurance against liability to the public incident to the use of or resulting from any accident occurring in or about the Premises, of the types and with the initial limits of liability specified in the Basic Provisions. Said policies shall contain an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damages caused by heat, smoke or fumes from a hostile fire. The policy shall contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease

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as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.
13.3.2    Adjustments to Coverage. Tenant further agrees to review the amount of its insurance coverage with Landlord every three (3) years to the end that the protection coverage afforded thereby shall be in proportion to the initial protection coverage. If the parties are unable to agree upon the amount of said coverage prior to the expiration of each such three (3) year period, then the amount of coverage to be provided by Tenant's carrier shall be adjusted to the amounts of coverage reasonably recommended in writing by an insurance broker selected by Landlord, provided such broker has not less than 10 years of experience in providing brokerage services to tenants in commercial and office properties in the Santa Barbara area.
13.3.3    Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises of which Tenant has actual knowledge, the Building, Common Areas or the Project which could give rise to a claim under any of the insurance policies required under this Article 13.
13.4    Tenant's Property Insurance. Tenant, at its own cost and expense, shall maintain on all of Tenant’s Property a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least one hundred percent (100%) of their replacement cash value. The proceeds of any such policy that become payable due to damage, loss or destruction of such property shall be used by Tenant for the repair or replacement thereof.
13.5    Proof of Insurance. Each policy of insurance required of Tenant by this Lease shall be a primary policy, issued by an insurance company licensed in the state where the Premises are located and shall maintain during the policy term a “General Policyholder’s Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide,” or such other rating as may be reasonably satisfactory to Landlord. Tenant shall not do or permit to be done anything which invalidates the required insurance policies. Tenant shall, prior to the Commencement Date, deliver to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.
13.6    Casualty Insurance. Landlord shall maintain casualty insurance on the Building in which the Premises is situated, and on all other buildings in the Project, if any, insuring against loss by fire and the perils covered by an extended coverage endorsement, in an amount not less than eighty percent (80%) of their full replacement cost and as otherwise required by any mortgage lender of the improvements comprising the Project, with a deductible of not more than $100,000. Tenant shall be added by landlord on policy as an Additional Insured.
13.7    Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided as required herein, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss if the event of loss is covered under the insurance policies that they have agreed under this Lease to maintain. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers (and each party shall cause such insurers to so waive their rights of

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subrogation), provided such waiver of subrogation shall not affect the right to of the insured to recover thereunder.  The parties agree that their respective insurance policies are now and will continue to be endorsed such that the waiver of subrogation shall not affect the right of the insured to recover under such insurance, so long as no material additional premium is charged therefor. If a waiver of subrogation under either party’s property insurance coverage is removed, such party shall promptly notify the other party of such removal in writing. The waivers set forth in this paragraph shall not apply to losses of a party to the extent such losses result from the gross negligence or willful misconduct of the other party.
14.    DAMAGE AND DESTRUCTION.
14.1    Casualty. If the Premises or the Building(s) in which the Premises are located should be damaged, destroyed, or rendered inaccessible by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within forty-five (45) days after receipt from Tenant of such written notice, Landlord shall notify Tenant in writing (“Landlord’s Repair Estimate”) whether the necessary repairs can reasonably be made within ninety (90) days.
14.1.1    Rent Abatement. If Tenant cannot access or is required to vacate all or a portion of the Premises due to the casualty, the Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises which is rendered inaccessible or which must be vacated due to such casualty (e.g., the number of square feet of floor area of the Premises that is vacated compared to the total square footage of the floor area of the Premises) from the Casualty Date; provided, however, such casualty was not caused by Tenant or Tenant’s agents, contractors or invitees.
14.1.2    Less Than 90 Days. If Landlord’s Repair Estimate indicates that rebuilding or repairs can reasonably be completed within ninety (90) days after the date on which the casualty occurred (“Casualty Date”), this Lease shall not terminate, and provided that insurance proceeds are available to fully repair the damage , Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant’s property which may have been placed in, on or about the Premises by or for the benefit of Tenant. In the event that Landlord should fail to substantially complete such repairs within ninety (90) days after the Casualty Date (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined), and Tenant has not re-occupied the Premises, Tenant shall have, as Tenant’s exclusive remedy (if Landlord has used reasonable efforts to complete such repairs), the right, within ten (10) days after the expiration of such ninety (90) day period, to terminate this Lease by delivering written notice to Landlord, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord’s receipt of such notice. The amount of the deductible or the failure of the Landlord to maintain the property insurance that it is required to maintain under this Lease shall not be used as the basis for claiming that insurance proceeds are not available to fully repair the damage.
14.1.3    Greater Than 90 Days. If Landlord’s Repair Estimate reasonably indicates that rebuilding or repairs cannot be completed within ninety (90) days after the Casualty Date, either Landlord or Tenant may terminate this Lease by giving written notice within fifteen (15) days after the date of Landlord’s Repair Estimate; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently pursue to completion the repairs to the Building or Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant’s property which may have been replaced in, on or about the Premises by or for the benefit of Tenant).

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14.1.4    Changes in Zoning, Ordinances or Applicable Laws. Should then applicable laws or zoning ordinances preclude the restoration or replacement of the Premises so that the Premises is substantially the same from a functional and operation standpoint as the Premises was before the event of damage or destruction, , then either party shall have the right to terminate this Lease immediately upon verification thereof by giving written notice of termination to the other, and thereupon both parties hereto shall be released from all further liability hereunder, except that Tenant shall remain liable under the provisions of Articles 9, and 13, and Landlord shall remain liable under Articles 9, 13 and 42.
14.2    Tenant’s Fault. In the event that the Premises or any portion of the Building are located is damaged as a result of the gross negligence or willful misconduct of the Tenant, Tenant shall not have the right to terminate the Lease as set forth above nor shall the Rent be reduced during the repair of such damage. In such event, Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds from policies of insurance required to be maintained pursuant to the provisions of this Lease and is not otherwise paid by Tenant as part of Operating Expenses.
14.3    Uninsured Casualty. Subject to Section 7.2.2 any deductible amount payable under the property insurance for the Building(s) in which the Premises are located shall be an Operating Expense. In the event that the Premises or any portion of the Building(s) is damaged to the extent Tenant is unable to use the Premises and the event of damage or destruction is not covered by insurance that the Landlord is required to maintain pursuant to this Lease or in the event that the holder of any indebtedness secured by the Premises requires in accordance with California law, that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right, at Landlord’s option, either to (i)  repair such damage as soon as reasonably possible at Landlord’s expense or (ii)  give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within thirty (30) days after receipt of such notice to give written notice to Landlord of Tenant’s intention to pay the cost of repair of such damage, in which event, following the securitization of Tenant’s funding commitment in a form reasonably acceptable to Landlord, this Lease shall continue in full force and effect. Landlord shall make such repairs as soon as reasonably possible, and Tenant shall reimburse Landlord for such repairs within thirty (30) days after receipt of an invoice from Landlord. If Tenant does not give such notice within the thirty (30) day period, this Lease shall terminate automatically as of the Casualty Date.
14.4    Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law (other than the rights of termination granted to Tenant pursuant to the express terms of this Lease) to the extent that such termination by Tenant is inconsistent with the rights and obligations of the parties under this Lease.
14.5    Force Majeure. “Force Majeure,” as used in this Section 14 only and shall not apply elsewhere unless otherwise specified, means delays resulting from causes beyond the reasonable control of Landlord, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of Landlord engaged in the construction of the Premises), civil disturbance, order of any

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government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, general failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or general disruptions in the market place , discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control of the Landlord, whether or not similar to any of the causes hereinabove stated.
14.6    Substantial Destruction During Last Six (6) Months. In addition, in the event that the Premises or the Building(s) in which the Premises are located is destroyed or damaged to any substantial extent during the last six (6) months of the Term of this Lease, then notwithstanding anything contained in this Article 14, either party hereto shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after the exercising party becomes aware of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice.
15.    CONDEMNATION
15.1    Entire Leased Premises. Should title or possession of the whole of the Premises be taken by duly constituted authority in condemnation proceedings under the exercise of the right of eminent domain, or should a partial taking render the remaining portion of the Premises impractical for Tenant’s intended use as contemplated in this Lease, then this Lease shall terminate upon the vesting of title or taking of possession.
15.2    Partial Taking.
15.2.1 Either party hereto shall have the right to terminate this Lease by giving thirty (30) days prior written notice to Tenant within thirty (30) days after the nature and extent of the taking is finally determined if any portion of the Premises or the Building and other improvements in which the Premises are situated is taken by eminent domain and such taking has the effect of rendering the remaining portion of the Premises impractical for Tenant’s intended use as contemplated in this Lease. If neither party terminates this Lease as provided herein, then this Lease shall remain in full force and effect. In such event, Landlord shall promptly make any necessary repairs or restoration at the cost and expense of Landlord, and the Minimum Monthly Rent and Tenant’s proportionate share of Landlord’s Operating Expenses from and after the date of the taking shall be reduced in the proportion that the value of the area of the portion of the Premises taken bears to the total value of the Premises immediately prior to the date of such taking or conveyance.
15.2.2    Tenant waives the provisions of Section 1265.130 of the California Code of Civil Procedure permitting a petition by Tenant to the Superior Court to terminate this Lease in the event of a partial taking of the Premises.
15.3    Transfer Under Threat of Condemnation. Any sale or conveyance by Landlord to any person or entity having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain under this Article 15.
15.4    Awards and Damages. All payments made on account of any taking by eminent domain shall be made to and retained by Landlord, except that Tenant shall be entitled to make a separate claim to the condemning authority any award to Tenant specifically made by the condemning authority as a result of such separate action (a) for the reasonable removal and relocation costs of any removable property that Tenant has the right to remove, or for loss and

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damage to any such property that Tenant elects or is required not to remove; (b) for Tenant's loss of goodwill, and (c) for the taking of the value of the leasehold estate to the extent the rent reserved thereunder is less than the fair market rent for such Premises.
15.5    Arbitration. Any dispute concerning the extent to which a taking by condemnation renders the Premises unsuitable for continued occupancy and use by Tenant shall be submitted to arbitration pursuant to Article 42 below.
16.    ASSIGNING, SUBLETTING AND HYPOTHECATING
16.1    Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, license, franchise, transfer, mortgage, hypothecate, or otherwise encumber all or any part of Tenant's interest in this Lease or in the Premises, and shall not sublet, franchise, change ownership or license all or any part of the Premises with the exception of an Affiliate of Tenant as set forth below, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and any attempted assignment (other than to an Affiliate of Tenant), license, franchise, transfer, mortgage, encumbrance, subletting or change of ownership without such consent shall be wholly void, shall confer no rights upon any third parties, and shall at the sole and exclusive option and remedy of Landlord terminate this Lease. Without in any way limiting Landlord's right to refuse to give such consent for any other commercially reasonable reason or reasons, Landlord reserves the right to refuse to give such consent, and such refusal shall be deemed to be reasonable, if in Landlord's commercially reasonable opinion:
16.1.1    The proposed new tenant’s character, reputation, business, or use is not consistent with the character and quality of the Project;
16.1.2    The financial worth of the proposed new tenant is inadequate as determined by generally accepted industry standards to capitalize the business to be conducted in the Premises;
16.1.3    The credit rating of the proposed new tenant (based on industry standard credit guidelines); and/or
16.1.4    The intended use of the Premises by the proposed new tenant is illegal, conflicts with the Permitted Use, competes with then-existing uses in the Project or violates a then-existing exclusive or an exclusive which Landlord is then negotiating.
16.2    Tenant’s Application. In the event that Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed "effective date" of the assignment or sublease, in writing: (i) a notice of application to assign or sublease, setting forth the proposed effective date, which shall be no less than thirty (30) or more than one hundred eighty (180) days after the sending of such notice; (ii) the name of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) a current financial statement of the proposed subtenant or assignee; and (vi) such other information as Landlord may reasonably request.
16.3    Additional Terms Regarding Subletting and Assignment. The following additional terms shall apply to any proposed sublease of the Premises by Tenant:
16.3.1    If Tenant sublets all or a portion of the Premises (other than to an Affiliate of Tenant) at a square foot rental rate in excess of Tenant’s then-existing rental rate, Tenant and Landlord shall split any profits 50/50, after Tenant recovers its subleasing expenses (which expenses shall include all of the following costs and expenses incurred by Tenant for the following: any changes, alterations and improvements to the Premises in connection with the sublease, any

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brokerage commissions incurred by Tenant, reasonable attorneys’ fees incurred by Tenant, out of pocket cost of advertising the space, and any incentives or consideration including but not limited to free rent, lump sum payments or lease takeover costs);
16.3.2    In no event shall any proposed subtenant be an existing occupant of any space in the Project or an Affiliate of any such occupant, unless such proposed subtenant, or its Affiliate, is expanding its existing space in the Project and is not otherwise competing with Landlord for any space in the Project (e.g., existing option to renew, pending negotiations, etc.). As used herein, an “Affiliate” means a corporation, partnership, limited liability company, or other business entity that directly or indirectly controls, is controlled by, or is under common control with such occupant;
16.3.3    In no event shall Tenant sublet all or portion of the Premises to a person or entity with whom Landlord or its agents is negotiating or has negotiated within the past six (6) months regarding the lease of space in the Project; and
16.3.4 Tenant shall have the right, without the prior written consent of Landlord, but upon prior written notice to Landlord as set forth below, to assign or sublet all or any portion of its interest in the sublease to an Affiliate (hereinafter defined) so long as (i) the Affiliate delivers to Landlord a written notice of the assignment and an assumption agreement whereby the Affiliate assumes and agrees, jointly and severally with Tenant, to perform observe and abide by all of the terms, conditions, obligations and provisions of the Lease applicable to Tenant and (ii) the entity remains an Affiliate. No subletting or assignment by Tenant made pursuant to this Section shall relieve Tenant of any of its primary obligations under the Lease. As used herein, the term “Affiliate” of Tenant shall mean any other entity which, directly or indirectly, controls, is controlled by or is under common control with Tenant. For this purpose, “control” shall mean the direct or indirect power to vote more than forty-nine percent (49%) of the voting securities of any entity or otherwise to direct the management of any entity. Notwithstanding anything to the contrary in the Lease, Tenant shall be permitted (without the consent of Landlord) to merge, consolidate with, or be acquired by, another entity and/or to sell substantially all of its assets, so long as the surviving entity or the purchaser(s) of substantially all of Tenant’s assets assumes all obligations of Tenant under the Lease in accordance with the terms herein.
16.4    Recapture. If Tenant proposes to assign this Lease to a party which is not or which does not propose to operate a permitted use or is not qualified to do so, or to whom Tenant proposes to transfer the extension option set forth in Exhibit G to an assignee (which is not an Affiliate of Tenant) in accordance with the provisions of this Lease, Landlord may, at its option and in its sole discretion, exercisable upon written notice to Tenant within thirty (30) days after Landlord's receipt of the notice from Tenant set forth in Section 16.2 above, elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease all or part of the Premises to a party which does not intend to use the Premises for a permitted use, Landlord may, at its option and in its sole discretion, exercisable upon written notice to Tenant within thirty (30) days after Landlord's receipt of the notice from Tenant set forth in Section 16.2 above, elect to recapture such portion of the Premises as Tenant proposes to sublease and, upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. In the event a portion only of the Premises is recaptured, the rent payable under this Lease shall be proportionately reduced. If Tenant shall, however, elect to rescind its notice of assignment or sublease, pursuant to written communication to Landlord given within fifteen (15) days after Tenant's receipt of Landlord's notice of recapture, then Landlord shall not have the said right of recapture with respect to the notice so rescinded.
The parties hereto acknowledge and agree that the provisions of this Article are a material inducement for Landlord's execution of this Lease and that Tenant's sole purpose for executing this Lease is to obtain possession of the Premises and not to engage in the business

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of leasing and/or subleasing commercial space. The parties further acknowledge and agree that Landlord's recapture of the Premises, or any portion thereof, as hereinabove described, shall be deemed to be reasonable and shall not violate or conflict with the provisions of Section 16.1 concerning Landlord's reasonable refusal to consent to a proposed transfer.
If Landlord shall not elect to recapture pursuant to this Section 16.4, and if Landlord shall consent to the proposed assignment or sublease, then Tenant may thereafter enter into the proposed assignment or sublease, provided that (i) such assignment or sublease is executed within ninety (90) days after the date that Landlord shall grant its consent, and (ii) the terms and provisions of the executed assignment or sublease are materially the same as those presented to Landlord in the notice given by Tenant pursuant to Section 16.2 above.

BY PLACING THEIR INITIALS BELOW, LANDLORD AND TENANT CERTIFY THAT THIS SECTION 16.4 HAS BEEN FULLY AND FREELY NEGOTIATED.

__________                ____________
    LANDLORD                  TENANT

16.5    Fees for Review. In the event that Tenant shall request to assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, or shall sublet the Premises or any part hereof, Tenant shall pay to Landlord a non-refundable fee for Landlord's time and processing efforts and for expenses incurred by Landlord in connection with reviewing such transaction (including any administrative expenses for Landlord's property manager), the amount of such non-refundable fee shall be One Thousand Dollars ($1,000.00). In addition to such fee, Tenant shall pay to Landlord in the event Landlord retains the services of any attorney to review the transaction, all reasonable attorneys' fees incurred by Landlord in connection therewith, but in no event greater than One Thousand Dollars ($1,000). Tenant shall pay such nonreimbursable fee and such attorneys' fees to Landlord within ten (10) days after written request therefore and said nonreimbursable fee shall apply even if Landlord does not consent to the proposed transfer.
16.6    Collection. Any rental payments or other sums received from Tenant or any other person in connection with this Lease shall be conclusively presumed to have been paid by Tenant or on Tenant's behalf. Landlord shall have no obligation to accept any rental payments or other sum from any person other than Tenant unless (i) Landlord has been given prior written notice to the contrary by Tenant; and (ii) Landlord has consented to payment of such sums by such person other than Tenant. If this Lease be assigned to, or if the Premises or any part thereof be sublet or occupied by, anybody other than Tenant, Landlord may (but shall not be obligated to) collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved and retain any excess rent so collected, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of Tenant's covenant set forth in the first sentence of Section 16.1 above, nor shall such assignment, subletting, occupancy or collection be deemed an acceptance by Landlord of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.
16.7    Waiver. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or any failure by Landlord to take action against any assignee or sublessee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, provided that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee. The subsequent acceptance of rent or other sums

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hereunder by Landlord shall not be deemed a waiver of any preceding default other than the particular rental or other sums, or portion thereof so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such rent or other sum.
16.8    Assumption of Obligations. Each assignee of the leasehold estate shall assume all obligations of the Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed, for the term of this Lease. No assignment shall be binding on Landlord unless such assignee shall deliver to Landlord an executed instrument in a form which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord (the "Assumption Document"). The failure or refusal of the assignee to execute the Assumption Document shall not release or discharge the assignee from its liability, and shall provide Landlord with an option to terminate said assignment.
16.9    No Release. No assignment, including pursuant to Section 16.3.4 above, or subletting shall affect the continuing primary liability of Tenant hereunder (which, following an assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Notwithstanding the foregoing, if Tenant assigns the Lease to an entity that has a greater net worth than Tenant at the time of the assignment, Tenant shall be relieved of all liability under this Lease.
16.10    Implied Assignment. If the Tenant hereunder is a corporation or limited liability company which, under the then current laws of the state where the Project is situated, is not deemed a public corporation, limited liability company or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation or limited liability company, association or partnership in the aggregate in excess of forty-nine percent (49%) or more shall be deemed an assignment within the meaning and provisions of this Article 16. If Tenant shall select or appoint some person or entity other than Tenant to manage and control the business conducted in the Premises, and the result thereof shall be substantially similar to the result of a sublease or assignment, then such selection or appointment shall be deemed an assignment within the meaning and provisions of this Article 16.
16.11.    Remedies Against Landlord. Tenant’s remedy for any breach of this Article 16 by Landlord shall be limited to its actual damages (but not consequential or punitive), injunctive relief, and the right to seek prevailing party attorney’s fees pursuant to Section 31 below; provided further in no event shall Tenant have the right to terminate the Lease.
17.    DEFAULT
17.1    Events of Defaults. The occurrence of any of the following events shall, at Landlord’s option, constitute an “Event of Default”:
17.1.1    Intentionally omitted;
17.1.2    Failure to pay Rent on the date when due and the failure continuing for a period of five (5) business days after such payment is due;
17.1.3    Failure to perform Tenant’s covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within the thirty (30) day period and diligently and continuously prosecutes such cure to completion;

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17.1.4    The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold; Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets; Tenant taking any action toward the dissolution or winding up of Tenant’s affairs; the cessation or suspension of Tenant’s use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold;
17.1.5    The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord’s lender pursuant to this Lease;
17.1.6    The occurrence of an Event of Default set forth in Section 17.1.4 or 17.1.5 with respect to any guarantor of this Lease, if applicable;
17.1.7    The occurrence of an Event of Default as otherwise designated as an Event of Default in the Lease.
17.2    Remedies.
17.2.1    Termination. In the event of an occurrence of any Event of Default, per Section 17.1 of this Lease, and after any applicable cure period under California state law and as provided under this Lease, Landlord shall have the right to give a written termination notice to Tenant (which notice may be the notice given under Section 17.1 above, if applicable and which notice shall be in lieu of any notice required by the California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.
17.2.1(A)    Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re‑enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord’s sole and reasonable discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.
17.2.1(B)    Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by applicable law, including the right to recover from Tenant: (i) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination; (ii) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; (iii) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and (iv) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s

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default. The phrase “worth, at the time of award,” as used in (i) and (ii) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus three percent (3%) (the “Lease Interest Rate”).
17.2.2    Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession; and Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 (“lessor” may continue Lease in effect after “lessee’s” breach and abandonment and recover rent as it becomes due, if “lessee” has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same or any portion thereof to third parties for Tenant’s account, and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 16 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the Lease Interest Rate from the date of such expenditure.
17.3    Cumulative. Each right and remedy of Landlord provided herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.
18.    INTENTIONALLY OMITTED
19.    LANDLORD'S AND TENANT’S RIGHT TO CURE DEFAULTS
Landlord, at any time after Tenant commits a default in the performance of any of Tenant's obligations under this Lease, shall be entitled to cure such default, or to cause such default to be

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cured, at the sole cost and expense of Tenant provided Tenant fails to cure such default within the appropriate notice period set forth in Section 17.2. If, by reason of any said default by Tenant, Landlord incurs any expense or pays any sum, or performs any act requiring Landlord to incur any expense or to pay any sum, including reasonable fees and expenses paid or incurred by Landlord in order to prepare and post or deliver any notice permitted or required by the provisions of this Lease or otherwise permitted or contemplated by law, then the amount so paid or incurred by Landlord shall be immediately due and payable to Landlord by Tenant as additional rent. Tenant hereby authorizes Landlord to deduct said sums from any security deposit held by Landlord. If there is no security deposit, or if Landlord elects not to use any such security deposit, then such sums shall be paid by Tenant immediately upon demand by Landlord, and shall bear interest at the then existing federal reserve discount rate in San Francisco plus two percent (2%) per annum from the date of such demand until paid in full.
Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event that Landlord fails to perform the obligation within thirty (30) days after written notice by Tenant to Landlord, or if having commenced such performance, Landlord does not diligently pursue it to completion, then Tenant may elect to cure said default Landlord’s expense. Tenant shall document the actual and reasonable costs incurred by Tenant to perform such cure, and supply said documentation to Landlord with a written request for reimbursement, and Landlord shall reimburse Tenant for all such costs within thirty (30) days after receipt of such request for reimbursement, with interest at the Lease Interest Rate accruing from the date Tenant incurred such costs. In the event Owner fails to reimburse Tenant within such thirty (30) day period, Tenant may offset such reimbursement amount from amounts to be paid by Tenant to Landlord hereunder.
20.    WAIVER OF BREACH; ACCORD AND SATISFACTION
Any waiver by any party hereto of any breach by any party of any covenant or provision of this Lease shall be effective only if in writing and signed by the waiving party and shall not be, nor be construed to be, a waiver of any subsequent breach of the same or any other term or provision hereof. Landlord's receipt and deposit of a partial payment from Tenant of any sum due hereunder shall not constitute a waiver by Landlord of the right to require payment of the balance due, nor constitute an accord or satisfaction of Tenant's obligation, unless expressly agreed by Landlord in writing.
21.    SUBORDINATION; ESTOPPEL
21.1    Subordination and Attornment. Prior to the Projected Commencement Date, Landlord shall provide Tenant with reasonable nondisturbance agreements pursuant to which each existing holder of a mortgage or deed of trust or lessor under a ground lease shall agree that Tenant shall not be disturbed in the event of sale, foreclosure or other actions so long as Tenant is not in default hereunder. Tenant covenants and agrees that, within ten (10) business days from Landlord’s written request, it will execute without further consideration instruments reasonably requested by Landlord or Landlord's mortgagee subordinating this Lease in the manner requested by Landlord to all ground or underlying leases and to the lien of any mortgage and/or any deed of trust or other encumbrance which may now or hereafter affect the Premises and/or the Project, or any portion

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thereof, together with all renewals, modifications, consolidations, replacements or extensions thereof; provided that any lienor or encumbrancer relying on such subordination or such additional agreements will covenant with Tenant that this Lease shall remain in full force and effect, and Tenant shall not be disturbed in the event of sale, foreclosure or other actions so long as Tenant is not in default hereunder. Tenant agrees to attorn to the successor in interest of Landlord following any transfer of such interest either voluntarily or by operation of law and to recognize such successor as Landlord under this Lease. However, if Landlord or any such ground lessor or mortgagee so elects, this Lease shall be deemed prior in lien to any ground lease, mortgage, deed of trust or other encumbrance upon or including the Premises regardless of date of recording, and Tenant will execute a statement in writing to such effect at Landlord's request
21.2    Assignment. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord hereunder, the liability of such mortgagee or successor shall exist only so long as it is the owner of the Premises or any interest therein, or is the tenant under any ground or underlying lease referred to in Section 21.1 above. No additional rent or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against any mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.
21.3    Conditions for Tenant's Termination. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, if any, or by law, to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a "reasonable time" thereafter; but nothing contained in this Section 21.3 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.
21.4    Estoppel Certificates. Within ten (10) business days after written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel statement in the form of Exhibit L attached hereto and incorporated herein by this reference, or in such other form as Landlord may reasonably request, or as a prospective purchaser or encumbrancer of the Premises or Project may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of all or any portion of the Project. Tenant's failure to deliver such statement within such ten (10) business days of Landlord's written request therefor shall constitute the irrevocable, binding agreement of Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance hereunder, (iii) that not more than one monthly installment of the Minimum Monthly Rent has been paid in advance, and (iv) that any terms or conditions of such estoppel certificate as may be required by a prospective purchaser or encumbrancer of the Premises are satisfied and agreed to by the parties. Further, such failure to deliver such certificate (showing any exceptions to any of the statements of fact required thereby) shall constitute a material breach of this Lease. Notwithstanding the foregoing, Tenant shall also have the right to request an estoppel from Landlord in a form as Tenant may reasonably request.
22.    SIGNS AND ADVERTISING (Continued on Exhibit K, attached hereto)

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Tenant shall have the right, at Tenant’s sole cost and expense, to install, place and maintain a new sign to display its trade name at a location approved by Landlord, which sign shall conform to the reasonable requirements of Landlord as outlined in Exhibit I hereto, and all governmental agencies having jurisdiction as to size and format. Except as required above, Tenant shall not erect or install any exterior signs or window or door signs, or window or door lettering or placards, or any other advertising media visible from the Common Areas (whether on or up to twenty-four [24] inches behind the windows), without obtaining Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Tenant shall not install any exterior decoration, banner or painting, or build any fences, or install any radio or television antennae, loud speakers, sound amplifiers or similar devices on the roof or exterior walls of the Premises, or make any material changes to the improvements within the Premises visible from any portion of the Common Area of the Project without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Landlord may, in its discretion, require Tenant to procure material, payment and/or performance bonds from Tenant's sign contractor, as a condition to granting its consent. As used in this Article 22, Landlord's refusal to consent to certain signage or other media shall be deemed to be reasonable if such signage or other media shall not conform to Landlord's sign criteria set forth in Exhibit I attached hereto. Landlord's failure to approve Tenant's signage proposal within five (5) business days after Tenant's request therefor shall be deemed an approval. Tenant agrees and covenants to comply with all of Landlord's sign criteria as set forth in Exhibit I attached hereto and the rules and regulations promulgated by the responsible governmental authorities. Landlord shall have the right from time to time to promulgate reasonable amendments thereto and reasonable additional and new sign criteria. After delivery of a copy of such amendments and such additional and new sign criteria, Tenant shall cause all signage thereafter installed to comply therewith. A violation of any of such sign criteria shall constitute a default by Tenant under this Lease. If there is a conflict between the said sign criteria and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord's approval of Tenant's preliminary plans, specifications and sign design shown therein shall constitute Landlord's initial approval of Tenant's signs. No freestanding sign shall be allowed on the Premises.
23.    RIGHTS RESERVED TO LANDLORD
23.1    Right of Entry. Landlord reserves to itself and shall at any and all times have the right, upon forty-eight (48) hours' prior notice to Tenant, to enter the Premises in the company of a representative of the Tenant, at reasonable times, to inspect the same, within twelve (12) months prior to the expiration of the Term of the Lease to display the Premises to prospective purchasers or tenants, to post and maintain any notice deemed necessary by Landlord for the protection of its interest (including, without limitation, notices of nonresponsibility), to repair the Premises or any other portion of the Project, and to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring throughout, beneath or above the Premises, which serve other parts of the Project, if any; all without being deemed guilty of any eviction of Tenant and without abatement of rent (except as expressly provided in this Lease); and Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, and keep and store upon the Premises all tools, materials and equipment necessary for such purposes, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. With respect to the exercise of such rights and the carrying on of such activities by Landlord or any agent, contractor or employee of Landlord, except for their gross negligence or intentionally wrongful acts, and except for abatement of rent as and to the extent expressly provided in this Lease, Tenant hereby waives any claim for damages for any injury to property or person or any injury or inconvenience to or interference with Tenant's business, for any loss of occupancy or quiet enjoyment of the Premises, or for any other loss occasioned thereby; and Tenant hereby releases Landlord, its agents, contractors and employees,

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except for their gross negligence or intentionally wrongful acts, from any and all claims for such damages or loss. Landlord shall have the right to use any and all means which Landlord may deem proper to open doors to the Premises in an emergency in order to obtain entry, and any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, or an eviction of Tenant from, the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. In addition, in an emergency situation Landlord shall only be required to give Tenant prior notice if and to the extent reasonable under the circumstances.
23.2    Additional Rights of Landlord. Landlord further reserves to itself and shall at any and all times have the right:
23.2.1 To change the street address of the Premises and/or the name or street address of the Project;
23.2.3 To install and maintain signs in the Project at such locations as Landlord shall deem advisable, other than within the Premises, so long as such signs do not conflict with Tenant’s sign rights contained in this Lease or identify a tenant or other third party which is not an occupant of the Premises;
23.2.4 To decorate, remodel, alter or otherwise repair the Premises for re-occupancy during the last six (6) months of the term hereof if, during or prior to such time, Tenant has vacated the Premises;
23.2.5 To grant to anyone the exclusive right to conduct any business or render any service in the Project, provided such grant does not conflict with the express rights and privileges of Tenant under this Lease; and
23.2.6 To effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project, provided such grant does not conflict with the express rights and privileges of Tenant under this Lease.
24.    SALE OR TRANSFER OF PREMISES; LANDLORD’S RIGHT TO MORTGAGE
24.1    Sale or Transfer by Landlord. If Landlord sells or transfers all or any portion of the Premises, or the Building, improvements and land of which the Premises are a part, then Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under the Lease, except for claims that accrued prior to the date of such transfer. If any security deposit or prepaid rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability with respect thereto.
24.2    Landlord’s Right to Mortgage. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any mortgages or deeds of trust which may hereafter be executed covering the Project or the Premises, the real property thereunder, or any portion thereof, for the full amount of all advances made or to be made thereunder and without regard to the time of character of such advance, together with interest thereon, and subject to all the terms and provisions thereof; provided that Landlord or the holder of the security interest will recognize Tenant's rights under this Lease pursuant to a reasonable and customary subordination and nondisturbance agreement.
25.    SURRENDER; WAIVER OF REDEMPTION; HOLDING OVER

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25.1    Surrender of Premises. Tenant shall have no obligation to remove any alterations, additions, improvements, or changes made to the Premises after the Commencement Date, unless specifically stated in Landlord’s consent, at the expiration or early termination of the Lease. Tenant shall have no right or obligation to remove any of Landlord’s Work or any other alterations, additions, improvements, or changes made by or on behalf of Landlord at the Premises. Tenant shall surrender to Landlord the Premises and all alterations and additions thereto broom clean and in good order, repair and condition (except for ordinary wear and tear and subject to the rights and obligations of the parties upon damage and destruction as set forth in this Lease). Tenant shall remove all personal property and trade fixtures prior to the expiration of the Term, including any signs, notices and displays placed by Tenant. Tenant shall perform all reasonably necessary restoration, including, without limitation, restoration made reasonably necessary by the removal of Tenant's personal property or trade fixtures prior to the expiration or termination of this Lease. Tenant shall have no obligation to change the character of or possible uses for the Building. Landlord can elect to retain or dispose of, in any manner, any alterations, utility installations, trade fixtures or personal property that Tenant does not remove from the Premises on expiration or termination of the Lease term as allowed or required by this Lease. Title to any such alterations, utility installations, trade fixtures or personal property that Landlord elects to retain or dispose of on expiration of the Lease term shall automatically vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations, utility installations, trade fixtures or personal property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing and disposing of any utility installations, trade fixtures or personal property and shall indemnify and hold Landlord harmless from the claim of any third party to an interest in such utility installations, trade fixtures or personal property.
25.2    Holding Over. Tenant shall have no legal right to holdover. If Tenant holds over the Premises or any part thereof after expiration of the term of this Lease, such holding over shall, at Landlord’s option, constitute a month-to-month tenancy, at a rent equal to one hundred twenty-five percent (125%) of the Minimum Monthly Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. Landlord’s acceptance of any payment provided hereunder shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Lease term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease (and about whom Tenant is notified) and any related attorney’s fees and brokerage commissions.
26.     HAZARDOUS MATERIALS
26.1    Definitions.
26.1.1    Hazardous Material. Hazardous Material means any substance:
(i)the presence of which requires investigation or remediation under any applicable Environmental Requirement; or
(ii)which is or becomes defined as a “hazardous waste”, “hazardous substance”, “hazardous materials”, “toxic substances”, pollutant, or contaminant under any applicable Environmental Requirement, including, without limitation, the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), Resource Conversation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.), Toxic Substances

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Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), California Health & Safety Code (Sections 25100 et seq. and 39000 et seq.), California Water Code (Section 13000 et seq.), and other comparable state laws relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of Hazardous Materials; or
(iii)which is regulated as toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes so regulated pursuant to applicable Environmental Requirements by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of California or any political subdivision thereof.
26.1.2    Environmental Requirements. Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all government agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states, and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: (a) all legal requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or hazardous wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or hazardous wastes, whether solid, liquid, or gaseous in nature; and (b) all requirements pertaining to the protection of the health and safety of employees or the public.
26.1.3    Environmental Damages. Environmental Damages means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately litigated or defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time as a result of the use, storage, release or disposal of Hazardous Materials on, in, under, or to the Premises or the existence of a violation of Environmental Requirements on the Premises, and including without limitation: (a) damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees with respect to which any party waives any immunity to which it may be entitled under any industrial or worker’s compensation laws; (b) fees incurred for the services of attorneys, consultants, contractors, experts, and laboratories and all other costs incurred in connection with the investigation or remediation of Hazardous Materials in violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, or monitoring work required by any federal, state, or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys’ fees, costs, and expenses incurred in enforcing this Lease or collection of any sums due hereunder; (c)

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liability to any third person or government agency to indemnify such person or agency for costs expended in connection with the items referenced above; and (d) diminution in the value of the Premises, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises.
26.2    Prohibited Uses. Tenant shall not cause or give permission for the use (except for minimal quantities of any substance which technically could be considered a Hazardous Material provided (i) such substance is of a type normally used by Tenant, and (ii) Tenant complies with all legal requirements applicable to such Hazardous Material) of any Hazardous Material, unless Tenant shall have received Landlord's prior written reasonable consent.
26.3    Obligation to Indemnify, Defend, and Hold Harmless. Tenant and its successors, assigns and guarantors, agrees to indemnify, defend, reimburse, and hold harmless (a) Landlord and its agents, successors and assigns, (b) any other person who acquires a portion of the Premises in any manner, including but not limited to the purchase, at a foreclosure sale or otherwise through the exercise of the rights and remedies of Landlord under this agreement, and (c) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns, and invitees of such persons, from and against any and all Environmental Damages arising from the presence of Hazardous Materials used, stored, disposed of or brought upon, about, or beneath the Premises by Tenant, or Tenant’s agents, contractors, vendors or invitees (collectively the “Tenant Parties”) or any such Hazardous Materials migrating from the Premises, or arising in any manner as a result of the Tenant Parties' violation of any Environmental Requirements and the Tenant Parties’ activities thereon, unless to the extent such Environmental Damages exist as a direct result of the negligence or willful misconduct of Landlord.
Tenant’s obligation hereunder shall include, but not be limited to, the burden and expense of defending all claims, suits, and administrative proceedings (with counsel reasonably approved by Landlord), conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons and to remediate the Premises pursuant to Section 26.4 below. Landlord at its sole expense may employ additional counsel of its choice to associate with counsel representing Tenant. Notwithstanding anything contained herein to the contrary, Tenant shall in no event be held liable or responsible (including without limitation, for the removal or encapsulation thereof) for, and Landlord indemnifies and holds Tenant and Tenant Parties harmless for (a) any Hazardous Materials migrating from the Premises or existing in or upon the Premises (whether known or unknown) prior to the date Tenant accepts possession of the same, and (b) any Environmental Damages not caused by Tenant or any Tenant Party.
Tenant’s and Landlord’s obligations hereunder shall survive the expiration or earlier termination of this Lease, the discharge of all other obligations owned by the parties to each other, and any transfer of title to the Premises (whether by sale, foreclosure, deed in lieu of foreclosure or otherwise).
The obligations of Tenant under this paragraph shall not apply to any Environmental Damages, the violation of any Environmental Requirements or the presence of any Hazardous Material to the extent that such condition or event arose or existed prior to the effective date of this Lease, migrated onto the Premises prior to or after the effective date of this Lease through no violation of Environmental Requirements by Tenant or its agents, or was not caused by Tenant, Tenant’s agents, employees or invitees. As a result of any pre-existing Environmental Damages or the presence of any Hazardous Materials prior to the date Tenant accepts possession of the Premises, in the event any legal requirement or governmental entity requires the Premises to be

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inspected, tested, remediated, or surveyed for the presence of any Hazardous Materials prior to or during Tenant's occupancy of the Premises, Landlord, at its sole cost and expense, shall promptly perform such required activities necessary to restore the Premises to a substantially similar condition existing on the Commencement Date of this Lease, notwithstanding any lesser standards allowed under applicable law or governmental policies.
26.4    Obligation to Remediate. Pursuant to Section 26.3 of the Lease, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions to remediate the Premises which are required by any federal, state, or local government agency or political subdivision pursuant to applicable Environmental Requirements to mitigate Environmental Damages for which Tenant is obligated herein. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports, or remedial plans, and the performance of any cleanup, remediation, containment, operations, maintenance, monitoring, or restoration work, whether on or off the Premises. Tenant shall further take all actions necessary to restore the Premises to a substantially similar condition existing prior to Tenant’s introduction of Hazardous Material upon, about or beneath the Premises, notwithstanding any lesser standards of remediation allowed under applicable law or governmental policies. All such work shall be performed by one or more contractors, selected by Tenant and reasonably approved in advance and in writing by Landlord. Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of government entities. Any such actions shall be performed in a good, safe, and workmanlike manner and shall minimize any impact on the businesses conducted on the Premises and/or those businesses conducted at the Project. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities and that are submitted to any government entity. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with applicable federal, state, and local laws and regulations, remove all associated equipment, and restore the Premises which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. Within thirty (30) days of demand therefor, Tenant shall provide Landlord with a bond, letter of credit, or similar financial assurance evidencing that the necessary funds are available to perform the obligation established by this paragraph.
26.5    Notification. If Tenant shall become aware of or receives notice of any actual, alleged, suspected, or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord, within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, correcting information, or actual threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.
26.6    Termination of Lease. Upon the expiration or earlier termination of the Lease term, Tenant shall surrender possession of the Premises to Landlord free of contamination attributable to Hazardous Materials that are in excess of concentrations permitted by any applicable Environmental Requirements, for which Tenant is obligated to remediate pursuant to Section 26.3 above. Tenant shall further take all actions necessary to restore the Premises to a substantially

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similar condition existing prior to Tenant’s introduction of Hazardous Material upon, about or beneath the Premises, notwithstanding any lesser standards of remediation allowed under applicable law or governmental policies. In addition to all other remedies available to Landlord hereunder, Tenant expressly agrees that even though Tenant’s right of occupancy shall have terminated, Tenant shall remain liable to pay Landlord an amount per month (or a pro rata portion thereof) equal to one hundred percent (100%) of the Minimum Monthly Rent in effect for the month immediately preceding the month of expiration or earlier termination (less any amounts received by Landlord from any other occupant of the Premises during this period) until Tenant shall have surrendered possession of the Premises to Landlord free of any such Hazardous Materials, but only if and to the extent the difference in rent is attributable to the Hazardous Materials so introduced by Tenant.
26.7    Toxic Substances Disclosure. The parties acknowledge the obligation of Tenant to advise Landlord concerning Hazardous Materials located upon the Premises pursuant to the provisions of California Health and Safety Code Section 25359.7. The parties hereby agree that this Section 26.7 constitutes the notice required pursuant to said statute and Landlord hereby waives its right to further notice pursuant to such statute to the extent described herein. The parties acknowledge that Tenant shall maintain and use certain substances upon the Premises which may be classified as "hazardous substances" to clean and maintain the Premises. The parties acknowledge that the use of any of such substances which may be a "hazardous substance" within the scope of Health and Safety Code Section 25359.7 shall not constitute a breach of this Lease and shall require no further notice from Tenant. Tenant agrees, however, that the use of other Hazardous Materials upon the Premises is not subject to the terms of this notice and waiver and Tenant shall be obligated to report the existence of such other Hazardous Materials pursuant to the requirements of Health and Safety Code Section 25359.7.
26.8    Landlord’s Warranty. To the best of Landlord’s knowledge, Landlord represents and warrants that no Environmental Damages, violations of any Environmental Requirements or the presence of any Hazardous Material exist with respects to the Premises.
27.    INTENTIONALLY OMITTED
28.    WRITTEN NOTICES
Whenever under this Lease a provision is made for any demand, notice or declaration of any kind or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other, it shall be in writing and (i) served personally, (ii) sent by registered or certified mail, return receipt requested, with postage prepaid, or (iii) sent by a private overnight express carrier, addressed to Tenant or Landlord, as the case may be, at the notice address specified for each in the Basic Provisions. Either party may by like notice at any time and from time to time designate a different address to which notices shall be sent. Mailed notices shall be effective upon the earlier of (a) actual receipt as evidenced by the return-receipt or (b) three (3) days after mailing. Notices sent by overnight carrier shall be effective as of the next business day. Notices personally served shall be effective immediately upon delivery.
29.    JOINT AND SEVERAL LIABILITY
Each person or entity named as a Tenant in this Lease, or who hereafter becomes a party to this Lease as a tenant in the Premises, or as a permitted assignee or subtenant of Tenant, shall be jointly and severally liable for the full and faithful performance of each and every covenant and obligation required to be performed by Tenant under the provisions of this Lease.

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30.    BINDING ON SUCCESSORS, ETC.
Landlord and Tenant agree that each of the terms, conditions, and obligations of this Lease shall extend to and bind, or inure to the benefit of (as the case may require), the respective parties hereto, and each of their respective heirs, executors, administrators, representatives, and permitted successors and assigns.
31.    ATTORNEYS' FEES
In the event that any legal action or other proceeding (including, without limitation, arbitration) is instituted by either of the parties hereto to enforce or construe any of the terms, conditions or covenants of this Lease, or to consider or contest the validity thereof, or to adjudicate any other matter arising out of this Lease, against the other, the party prevailing in any such action shall be entitled to recover from the other party all court costs (including arbitration fees and fees and costs of the arbitrators) and a reasonable attorneys' fee to be set by the court or arbitrator(s), and the costs and fees incurred in enforcing any judgment entered therein.
32.    FURTHER ASSURANCES
Each of the parties hereto agrees to perform all such acts (including, but not limited to, executing and delivering such instruments and documents) as reasonably may be necessary to fully effectuate each and all of the purposes and intent of this Lease.
33.    CONSTRUCTION OF LEASE
The term and provisions of this Lease shall be construed in accordance with the laws of the State of California as they exist on the date hereof. The parties agree that the terms and provisions of this Lease embody their mutual intent and that they are not to be construed more liberally in favor of, or more strictly against, any party hereto. When the context in which words are used in this Lease indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa. The Article, Section and subsection headings contained in this Lease are for purposes of identification and reference only and shall not affect in any way the meaning or interpretation of any provision of this Lease. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days. Except as otherwise expressly provided herein, wherever in this Lease the consent of a party is required to any act by or for the other party, such consent shall not be unreasonably withheld or delayed. Landlord’s actual reasonable costs and expenses (including architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent shall be paid by Tenant upon receipt of an invoice and supporting documentation therefore, subject to any express limitations contained in this Lease. Landlord’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no default or breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing default or breach other than with respect to the act or subject for which the consent is being granted. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of the consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a tenant herein, whether or not one or more, and if there shall be more than one tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Tenant shall be deemed a proper reference even though Tenant may be an

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individual, a partnership, a corporation, a limited liability company, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, limited liability companies, associations, partnership or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.
34.    PARTIAL INVALIDITY
If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.
35.    RECORDING
Neither this Lease nor any memorandum of this Lease shall be recorded without the prior written consent of Landlord and its mortgage lenders.
36.    COMPLETE AGREEMENT
It is understood that there are no oral agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements or representations and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. There are no representations or warranties between the parties other than those contained in this Lease and all reliance by the parties hereto with respect to representations and warranties is solely upon the representations and warranties contained in this document. This Lease, and the Attachments and Exhibits hereto, constitute the entire agreement between the parties and may not be altered, amended, modified, or extended except by an instrument in writing signed by the parties hereto.
37.    NO IMPLICATION OF EXCLUSIVE USE
Nothing contained in this Lease shall be deemed to give Tenant an express or implied exclusive right to operate any particular type of business in the Project other than the right to use and operate a business that falls within the permitted use set forth in this Lease.
38.    PARTY THAT IS A CORPORATION OR LIMITED LIABILITY COMPANY
In the event either Landlord or Tenant (or their respective general partners, as applicable) hereunder shall be a corporation or limited liability company, the parties executing this Lease on behalf of each party hereby covenant and warrant that they are a duly qualified corporation or company and all steps have been taken prior to the date hereof to qualify the party to do business in the state wherein the Project is situated and all franchise and corporate taxes have been paid to date; and all future forms, reports, fees and other documents necessary to comply with applicable law will be filed when due. Each individual executing this Lease on behalf of said corporation or company represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or company in accordance with the bylaws of said corporation (or operating agreement of said company), and that this Lease is binding upon said corporation or company in accordance with its terms.

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39.    SUBMISSION OF DOCUMENT
The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord (or, when duly authorized, by Landlord's agent or employee). No act or omission of any agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.
40.    NO PERSONAL OBLIGATION OF LANDLORD
The obligations of Landlord under this Lease do not constitute personal obligations of the individual limited partners of the limited partnership which is Landlord herein, and Tenant shall look solely to the real estate (and any proceeds derived therefrom) that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the partners of the limited partnership which is Landlord herein, nor against any of its or their assets for such satisfaction.
41.    EXCAVATION
Landlord shall have the right to utilize the land on which the Project is located (the “Land”) for purposes of excavation and shall have the right to authorize the use of, and grant licenses and easements over, the Land to owners of adjacent property or governmental authorities for excavation purposes, provided that such use does not permanently deprive Tenant of its express rights under this Lease or materially interfere with the continuous use and operation of the Project by Tenant. If an excavation is made upon the Land or any of the Land adjacent to the Building by Landlord or said owner of adjacent property, Tenant shall license and authorize Landlord or said owner to enter on to the Premises for the purpose of performing such work in connection with the excavation as may be necessary or prudent to preserve the Building from injury or damage. Tenant shall have no claim for damages or indemnity against Landlord or any right to abatement of rent in connection therewith (except as expressly set forth in this Lease), unless such excavation materially affects Tenant’s use of the Premises.
42.    ARBITRATION
Any dispute between the parties hereto (except for any event of default or dispute regarding the payment of rent, either (or both) of which Landlord shall be entitled to its remedies under Article 17 hereof, and except for any dispute for which the Superior Court for the location in which the Premises are situated has jurisdiction by virtue of the California Code of Civil Procedure, Section 1161 et. seq [as the same may be recodified or amended from time to time]) shall be determined by arbitration. Whenever any such dispute arises between the parties hereto in connection with the Premises or this Lease and either party give written notice to the other that such dispute shall be determined by arbitration, then within thirty (30) days after the giving of the notice, both parties shall select and hire one member of the panel of JAMS, Inc., a Delaware corporation or its successor (such member, the “Judge”). The Judge shall be a retired judge experienced with commercial real property lease disputes in the County in which the Premises are located. As soon as reasonably possible, but no later than forty (40) days after the Judge is selected, the Judge shall meet with the parties at a location reasonably acceptable to Landlord, Tenant and the Judge. The Judge shall determine the matter within ten (10) days after any such meeting. Each party shall pay half the costs and expenses of the Judge.
If JAMS, Inc. ceases to exist without a successor, and either party gives written notice to the other that a dispute shall be determined by arbitration, then, unless agreed otherwise in writing

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by the parties, all arbitrations hereunder shall be governed by California Code of Civil Procedure Sections 1280 through 1294.2, inclusive, as amended or recodified from time to time, to the extent they do not conflict with this Article. Within ten (10) days after delivery of such notice, each party shall select an arbitrator with at least five (5) years’ experience in commercial real property leases in the County in which the Premises are located and advise the other party of its selection in writing. The two arbitrators so named shall meet promptly and seek to reach a conclusion as to the matter to be determined, and their decision, rendered in writing and delivered to the parties hereto, shall be final and binding on the parties. If said arbitrators shall fail to reach a decision within ten (10) days after the appointment of the second arbitrator, said arbitrators shall name a third arbitrator within the succeeding period of five (5) days. Said three (3) arbitrators thereafter shall meet promptly for consideration of the matter to be determined and the decision of any two (2) of said arbitrators rendered in writing and delivered to the parties hereto shall be final and binding on the parties.
If either party fails to appoint an arbitrator within the prescribed time, and/or if either party fails to appoint an arbitrator with the qualifications specified herein, and/or if any two arbitrators are unable to agree upon the appointment of a third arbitrator within the prescribed time, then the Superior Court of the County in which the Premises is located may, upon request of any party, appoint such arbitrators, as the case may be, and the arbitrators as a group shall have the same power and authority to render a final and binding decision as where the appointments are made pursuant to the provisions of the preceding paragraph. All arbitrators shall be individuals with at least five (5) years’ experience negotiating or arbitrating disputes arising out of commercial real property leases in the County where the Premises are located. All determinations by arbitration hereunder shall be binding upon Landlord and Tenant.
Any determination by arbitration hereunder may be entered in any court having jurisdiction.

END OF THE STANDARD TERMS & CONDITIONS

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ATTACHMENT 1

RULES AND REGULATIONS
1.No automobile, recreational vehicle or any other type of vehicle or equipment shall remain upon the Common Area longer than 24 hours, and no vehicle or equipment of any kind shall be dismantled or repaired or serviced on the Common Area. All vehicle parking shall be restricted to areas designated and marked for vehicle parking. The foregoing restrictions shall not be deemed to prevent temporary parking for loading or unloading of vehicles in designated areas.
2.Tenant and its agents and invitees shall not obstruct the sidewalks, common halls, passageways, driveways, entrances and exits of any Building; such facilities shall be used only for ingress to and egress from the Premises and other buildings, if any, in the Project.
3.Signs will conform to sign standards and criteria established from time to time by Landlord. Excepting any signs specifically permitted in the Lease, no other signs, placards, pictures, banners, advertisements, names or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Landlord, and Landlord shall have the right to remove any such non-conforming signs, placards, pictures, banners, advertisements, names or notices without notice to and at the expense of Tenant.
4.No antenna, aerial, discs, dishes or other such device shall be erected on the roof or exterior walls of the Building or on the grounds without the written consent of the Landlord in each instance. Any device so installed without such written consent shall be subject to removal without notice at any time.
5.No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.
6.The outside areas adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstruction or materials in such areas or permit any work to be performed outside the Premises.
7.No open storage shall be permitted in the Project.
8.All garbage and refuse shall be placed in containers placed at the locations designated for refuse collection, in the manner specified by Landlord. All trash and refuse shall be stored in adequate containers within the Premises and removed at regular intervals to the common pickup station authorized by Landlord. Tenant shall be responsible for complete dismantling of all boxes and cartons and for cleanup of any clutter resulting from the dumping of trash. Cartons and boxes are not to be stored outside the Premises and trash of any kind shall not be burned in or about the Premises.
9.Other than any internal vending machines in Tenant’s break room, no vending machine or machines of any description shall be installed, maintained or operated upon the Common Area without Landlord’s prior written consent.
10.Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

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11.No noxious or offensive trade or activity shall be carried on in any units or on any part of the Common Area, nor shall anything be done thereon which would in any way interfere with the quiet enjoyment of each of the other tenants of the Project or which would increase the rate of insurance or overburden utility facilities from time to time existing in the Project.
12.All moving of furniture, freight or equipment of any kind shall be done at the times and in the manner reasonably prescribed by Landlord and through entrances reasonably prescribed for such purpose by Landlord. Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall be placed upon wooden strips of such thickness as Landlord reasonably determines necessary to properly distribute the weight. All damage done to the Premises, the Building, the Project and/or Common Areas by moving or maintaining any such safe or other property shall be repaired at Tenant’s cost.
13.The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the reasonable judgment of the Landlord are necessary for the proper operation of the Project.
14.Plumbing facilities shall be used only for the purpose for which they were constructed. Tenant shall pay the expense of any breakage, stoppage, or damage resulting from misuse, or from the deposit of any substance into the plumbing facilities, by Tenant or its agents or invitees.
15.Tenant shall assure that all water faucets or water apparatus and all electricity have been shut off before Tenant or its agents or invitees leave the Building, so as to prevent waste or damage.
16.Tenant, upon termination of its tenancy, shall deliver to Landlord all keys to stores, offices, rooms and restroom facilities that were furnished to Tenant or that Tenant has had made. Tenant shall pay Landlord the costs of replacing any lost keys and, at the option of Landlord, the costs of changing locks necessitated by the loss or theft of keys furnished to Tenant.
17.Tenant shall notify Landlord promptly of any damage to the Premises, the Building, the Project and/or the Common Areas resulting from or attributable to the acts of others, if Tenant has actual knowledge of such damage.
18.Upon request of the Landlord, Tenant shall furnish to Landlord a current list of the names, vehicle descriptions and vehicle license numbers of each of Tenant’s agents or employees who utilize the parking facilities of the Building.
19.Upon the request of Landlord, Tenant shall employ and use at Tenant’s sole cost and expense a licensed pest exterminator selected by Landlord at such intervals as Landlord may request.
20.Landlord reserves the right to make such amendments to these Rules and Regulations from time to time as are reasonable, nondiscriminatory and not inconsistent with the Lease.
21.Landlord shall use commercially reasonable and diligent efforts to enforce the Rules and Regulations on a uniform basis as to all tenants in the Project, but Landlord shall not be responsible to Tenant or to any persons for the nonobservance or violation of these rules and regulations by any other tenant or other person. Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the Premises.

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END ATTACHMENT 1

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EXHIBIT A

SITE PLAN

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EXHIBIT B
LANDLORD’S WORK

Tenant accepts the Premises in their “as is” condition and Landlord has no obligation to make improvements to the Premises or provide an improvement allowance other than the following:

1.    Landlord’s Work. At Landlord’s sole cost and expense and without deduction from the Tenant Improvement Allowance, Landlord shall prepare the Premises to be delivered to Tenant in a condition that meets all of the following requirements (the “Landlord’s Work”):

a)	Free of any furniture, fixtures, equipment, inventory or signage;

b)
The Premises shall be delivered to Tenant in broom clean condition and free from debris with all Building systems in good working order and condition, without any deferred maintenance, to Landlord’s knowledge;

c)
The first floor slab will be replaced and upon completion shall be level within tolerances and at the level of quality and quantity acceptable in the construction industry for first class buildings to be used for the permitted use under this Lease;

d)
Landlord shall replace the roof at Landlord’s expense; provided, however, that said replacement performed by Landlord shall not delay any Rent Commencement unless such roof replacement work is not complete by that date (“Deadline”) which is sixty (60) days prior to of the First Rent Commencement Date. If the roof is not completed by such Deadline, then the Tenant’s First Rent Commencement Date shall be moved back one day per every day of delay in meeting such Deadline and all subsequent Rent Commencement Dates shall be similarly postponed; and

e)
The HVAC system will be repaired or replaced as needed, in accordance with Landlord’s report (“Existing HVAC Report”), so that the HVAC system for the Premises shall be in good working order and repair and be operating in accordance with commercially reasonable performance standards for the permitted use of the Premises under this Lease. Landlord shall complete such repair or replacement not later than the Deadline. Until such HVAC system is replaced with a new system, Landlord shall repair and maintain such existing HVAC system at its sole expense and without passing such expense through to the Tenant as an Operating Expense, so that the HVAC system continues to meet the foregoing commercially reasonable performance standards until it is replaced. At such time as replacement of the HVAC System is reasonably required to meet the foregoing performance standards and good facilities management practices, Landlord, at its sole cost, shall replace the HVAC system with an HVAC system that is reasonably appropriate for the permitted use of the Premises by Tenant and meets the foregoing performance standards. Upon such replacement, Landlord shall be entitled to pass through the expenses of operating and maintaining the replaced HVAC System as an Operating Expenses as and to the extent provided in the Lease. If the HVAC system repair or replacement portion of the Landlord Work is not completed by such Deadline, then the Tenant’s First Rent Commencement Date shall be moved back one day per every day of delay in meeting such Deadline and all subsequent Rent Commencement Dates shall be similarly postponed.

All of Landlord’s Work shall be performed in a good and workmanlike manner and in accordance with all applicable laws, shall be completed with due diligence and expeditiously, and shall be delivered upon completion free of all defects.

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Landlord warrants the Landlord’s Work through the date that is twelve (12) months from the date of completion of such Landlord’s Work as set forth in a writing by Landlord so that Tenant shall not pay for any such repairs of Landlord’s Work directly, or indirectly as a pass through as part of the Operating Expenses, and Landlord shall be responsible for performing all such repairs on a reasonably prompt basis.

2.    Tenant Improvements.

2.1    In addition to Landlord’s Work, Tenant shall have the right to make improvements to the interior of the Premises (the “Tenant Improvements”). Tenant shall make the Tenant Improvements at Tenant's sole cost and expense (subject to the Tenant Improvement Allowance set forth below). All Tenant Improvements shall be subject to the consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Any such Tenant Improvements (except trade fixtures) shall at once become a part of the Premises and shall be surrendered to Landlord upon the expiration or sooner termination of this Lease. All work with respect to the Tenant Improvements must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the improvements on the Premises shall at all times be a complete unit except during the period of work.
2.2    Landlord grants to Tenant a one-time Tenant Improvement Allowance of sixty dollars ($60.00) per rentable square foot of the Premises (Five Million One Hundred Seventy-four Thousand Seven Hundred Sixty Dollars ($5,174,760.00)) for the Tenant’s Improvements, including any soft costs associated with the design and construction of such tenant improvements, including without limitation costs for space planning, design, engineering, measurement, cost estimating, value engineering and move-in. During the construction of the Tenant Improvements, and commencing upon the date that is the First Rent Commencement Date (as defined in section E(1)(a) of the Basic Provisions), Landlord shall make periodic distributions of the Tenant Improvement Allowance to Tenant in accordance with the following:
2.2.1    Landlord’s distribution of the Tenant Improvement Allowance to the Tenant shall not occur more than one (1) time per month.
2.2.2    Tenant shall not be entitled to a disbursement of the Tenant Improvement Allowance that exceeds an amount equal to more than $60.00 per square foot for the rentable square footage upon which Tenant is required to pay Rent (determined in accordance with Section E of the Basic Provisions and set forth in a written amendment to Lease executed by the parties, if applicable) at time of the request for disbursement. Specifically:
(a)    The aggregate Tenant Improvement Allowance disbursed prior to the Second Rent Commencement Date shall not exceed the greater of: (i) Three Million One Hundred Four Thousand Eight Hundred Fifty-six Dollars ($3,104.856.00), constituting $60.00 multiplied by the rentable square footage comprising sixty percent (60%) of the Premises (51,747.60 square feet)); or (ii) an amount equal to the $60.00 multiplied by the highest rentable square footage on which Tenant is required to pay Rent during the period up to the Second Rent Commencement Date.
(b)    The aggregate Tenant Improvement Allowance disbursed prior to the Final Rent Commencement Date shall not exceed the greater of: (i) Four Million One Hundred Thirty-nine Thousand Eight Hundred Eight Dollars ($4,139,808.00), constituting $60.00 multiplied by rentable square footage comprising eighty percent (80%) of the Premises (68,996.80 square feet)) or (ii) an amount equal to the $60.00 multiplied by the highest rentable square footage on which Tenant is required to pay Rent during the period up to the Final Rent Commencement Date.

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(c)    From and after the Final Rent Commencement Date, the remainder of the Tenant Improvement Allowance may be disbursed as and when incurred by Tenant.
2.2.3    The Tenant Improvement Allowance shall be disbursed only upon presentation by Tenant to Landlord of: (i) copies of Tenant’s paid invoices for costs associated with Tenant Improvements; and (ii) all applicable unconditional final lien waivers.
2.2.4    If Tenant does not utilize the Tenant Improvement Allowance by March 31, 2021 as such date may be postponed by reason of force majeure, any remaining Tenant Improvement Allowance shall become null and void and Tenant shall forever lose its right to utilize said allowance. The Tenant Improvement Allowance shall in no event be credited towards the Rent payable hereunder.

3.    Tax Matters. Landlord and Tenant agree that any improvement costs incurred by Landlord shall be allocated for depreciation and income tax purposes, solely by the Landlord. It will be the intention of Landlord to allocate Landlord’s contribution to such improvement items that have the shortest useful life. The parties agree to abide by the allocation of improvement costs as determined by Landlord, and agree to report the transaction for income tax purposes as so allocated by Landlord.

END EXHIBIT B

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EXHIBIT C

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EXHIBIT D

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EXHIBIT F

REAL ESTATE COMMISSIONS

Landlord and Tenant warrant to the other that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease excepting only Hayes Commercial Group, Inc., a California corporation and The Towbes Group, Inc., a California corporation, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay all fees and commissions payable to Hayes Commercial Group, Inc. and The Towbes Group that arise from this Lease.

END EXHIBIT F

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EXHIBIT G

TENANT'S OPTION TO RENEW

1. Grant of Options

Landlord hereby grants to Tenant, on the terms and conditions set forth below, two (2) successive options to renew this Lease. The first renewal option shall be for a renewal term of five (5) years. The second renewal option shall be for a renewal term of five (5) additional years, to commence at the expiration of the preceding renewal term. Each renewal term shall be subject to all of the provisions of this Lease, including but not limited to the provisions for any increase in Minimum Monthly Rent. The failure of Tenant to exercise its option for any renewal term shall nullify the option of the Tenant for any succeeding renewal terms.

2. Conditions to Exercise
The right of Tenant to exercise its renewal options is subject to Tenant's compliance with all of the following conditions precedent:
(a) The Lease shall be in effect at the time written notice of exercise is received and on the last day of the existing Lease term;
(b) No Event of Default with respect to Tenant’s obligation to pay rent shall have occurred in the twelve (12) months prior to the time notice of exercise is given or at any time from the time notice of exercise is given to the last day of the existing Lease term;
(c) At least six (6) months and not more than twelve (12) months before the last day of the existing Lease term, Tenant shall have given Landlord written notice of exercise of option, which notice, once given, shall be irrevocable and binding on the parties hereto, subject to the provisions set forth below. Notwithstanding the time Tenant elects to exercise its option, the process of determining the Fair Market Rental Rate (as defined below) shall not be commenced by Landlord and Tenant earlier than six (6) months prior to the commencement of the applicable option term;
(d) Tenant shall not have incurred more than two (2) late charge processing charges nor more than two (2) valid notices of nonpayment under Section 3.3 of the Standard Terms and Conditions during the twenty-four (24) months prior to the time notice of exercise is given; and
(e) Neither Landlord nor Tenant has exercised any right to terminate this Lease due to damage to or destruction of the Premises or the building and improvements of which the Premises are a part, or any condemnation or conveyance under threat of condemnation.
3. Minimum Monthly Rent
(a) The Minimum Monthly Rent at the beginning of the first option term shall be adjusted to the then “Fair Market Rental Rate,” however in no event shall the rent at the beginning of the first option term be less than the rent paid in the last month of the third year of the Initial Term, as adjusted pursuant to Section E.2 of the Basic Provisions of the Lease. The Minimum Monthly Rent at the beginning of the second option term shall be adjusted to the then “Fair Market Rental Rate,” however in no event shall the rent at the beginning of the second option term be less than the rent paid in the last month term immediately preceding the second option term, as adjusted pursuant to Section E.2 of the Basic Provisions of the Lease.
    (b) For purposes of this Lease, the term “Fair Market Rental Rate” shall mean the annual amount per rentable square foot that landlords have agreed to under binding leases with non-

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affiliated non-equity tenants for comparable space, for a comparable use, for a comparable period of time in the Goleta valley area (“Comparable Transactions”). In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, length of the lease term, size and location of premises being leased, and other generally applicable conditions of tenancy for such Comparable Transactions.
(c) Landlord shall determine the Fair Market Rental Rate by using its good faith judgment. Landlord shall provide written notice of such amount within twenty (20) days after Tenant provides the notice to Landlord exercising Tenant’s option rights which require a calculation of the Fair Market Rental Rate; provided however that, in no event, shall Landlord be required to deliver such notice to Tenant more than one hundred eighty (180) days prior to the first day of the renewal term for which such determination is being made. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental or to reasonably object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration as provided below. Failure of Tenant to so elect in writing within Tenant’s Review Period shall conclusively be deemed its approval of the Fair Market Rental Rate determined by Landlord.
(d) If both parties make timely individual determinations of the Fair Market Rental Rate under Article 2, the disagreement shall be resolved by arbitration under this Article 3. Except as provided below, the determination of the arbitrators(s) shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate is the closest to the actual Fair Market Rental Rate as determined by the arbitrator(s), taking into account the requirements of subsection (a) above. The arbitrator(s) must be a licensed real estate appraiser who has been active in the appraisal of corporate business parks properties in the City in which the Premises are located over the five (5)-year period ending on the date of his or her appointment as an arbitrator. Within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator’s name and business address. Within ten (10) days after the appointment of the second arbitrator, the two (2) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Rate and shall notify Landlord and Tenant of their decision. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator’s appointment. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators either fail to agree on whether the Landlord’s or Tenant’s submitted Fair Market Rental Rate is closest to the actual Fair Market Rental Rate, or one (1) arbitrator’s actual determination of the Fair Market Rental Rate varies from the other arbitrator’s actual determination of the Fair Market Rental Rate by greater than five percent (5%), then the two (2) arbitrators shall immediately appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the third arbitrator’s name and business address. Provided, however, if the arbitrators’ respective determinations of the actual Fair Market Rental Rate vary by five percent (5%) or less, then the Actual Fair Market Rental Rate shall be determined by taking the average of the two (2) determinations. Within twenty (20) days after the appointment of the third arbitrator, the third arbitrator’s determination shall be limited solely to the determination of which of the prior two (2) arbitrators’ determinations is the

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closest to the actual Fair Market Rental Rate as determined by the third arbitrator, taking into account the requirements of subsection (b) above. If the third arbitrator is unable or unwilling to select one (1) of the two (2) prior determinations, the arbitrator(s) shall be dismissed without delay and the issue of the Fair Market Rental Rate shall be submitted to arbitration in Santa Barbara, California, under the commercial arbitration rules then existing of JAMS, Inc. or its successor, subject to the provisions of this Exhibit G. If both Landlord and Tenant fail to appoint an arbitrator in a timely manner, or if the two (2) arbitrators appointed by Landlord and Tenant fail to appoint a third arbitrator, the Fair Market Rental Rate shall be submitted to arbitration in Santa Barbara, California, under the commercial arbitration rules then existing of JAMS, Inc. or its successor, subject to the provisions of this Exhibit G. The arbitrator’s decision shall be binding on Landlord and Tenant. The cost of any arbitration required herein shall be paid by the losing party.
(e)    The Minimum Monthly Rent for the option term, established as provided above, shall be adjusted on the first day of the first month following the commencement of the option term and the first day of month every year of the option term thereafter in accordance with Section E.2 of the Basic Provisions of the Lease and set forth in a written amendment to Lease executed by the parties.
4.    Transfers
Subject to the terms and conditions provided herein, Tenant shall have the right to assign the first Option granted herein to any Affiliate, and if the first Option is properly and validly exercised by Tenant as provided herein, then Tenant shall also have the right to assign the second Option granted herein to any Affiliate. The Options herein granted to Tenant are not assignable separate or apart from this Lease. If Tenant elects to transfer the Options herein granted with an assignment in accordance with the Lease (which is not an assignment to an Affiliate), Landlord shall have the recapture rights set forth in Section 16 of the Lease, provided that if Landlord notifies Tenant that it is exercising such recapture right, Tenant shall have the right to escape such recapture right by agreeing to terminate such options in accordance with Section 16 of the Lease.

END EXHIBIT G

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EXHIBIT H

ADDITIONAL GOVERNMENTAL CONDITIONS AND REQUIREMENTS

1.    Except as otherwise provided in paragraph 26.7 of the Lease, to the extent such use is approved by Landlord in writing in connection with the lease to which this Exhibit H is attached, any tenant proposing to store, handle, or use hazardous materials within the provisions of AB 2185/2187, shall, prior to occupying the premises subject to lease and bringing such hazardous materials onto the Project, submit a hazardous materials business plan (the “Hazardous Materials Business Plan”) thirty (30) days prior to occupancy to the County of Santa Barbara Public Health Department (“PHD”) for review and approval. All Hazardous Materials Business Plans shall be referred to in project lease documents and attached in full thereto and in any deed transfers and leases. No tenant shall be entitled to store, handle, or use any hazardous materials in, on or about the Project, nor shall such tenant be entitled to occupy the premises, until PHD has approved the Hazardous Materials Business Plan.

2.    Any tenant required to submit a Hazardous Materials Business Plan in connection with its proposed use shall submit an updated Hazardous Materials Business Plan annually thereafter.

3.    Any tenant required to submit a Hazardous Materials Business Plan in connection with its proposed use shall pay inspection fees, based on the hourly inspection rate for an environmental audit to be conducted by PHD at the termination of a lease and prior to reoccupation of such structure or part thereof if hazardous materials were in use on the leased premises. The Landlord shall, within 10 days’ notice of termination of said lease, notify PHD of the need for an environmental audit. PHD shall perform such an audit in a timely manner to prevent economic hardship to Landlord and shall certify that the premises are available for reoccupation or specify cleanup measures that will render the premises safe for reoccupation. The tenant whose lease is being terminated shall be responsible for any cleanup that may be required as a result of the audit.

4.    To the extent such use is approved by Landlord in writing in connection with the lease to which this Exhibit is attached, any tenant generating hazardous waste in, on or about the Project shall submit to the PHD a plan outlining measures for the minimization of the hazardous waste stream from the proposed operation in addition to a Hazardous Materials Business Plan.

5.    To the extent such use is approved by Landlord in writing in connection with the lease to which this Exhibit is attached, all tenants shall restrict vehicle washing and other cleaning activities to areas that can be properly drained into a sanitary sewer.

END EXHIBIT H

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EXHIBIT I

SIGN PLAN

CASTILIAN TECHNICAL CENTER

SIGNAGE CRITERIA-EXHIBIT I

TENANT IDENTIFICATION-EXTERIOR BUILDING MOUNTED

THE TENANT SHALL BE REQUIRED TO SUBMIT DUPLICATE SCALED DRAWINGS OF THEIR SIGN DESIGN FOR APPROVAL BY THE LANDLORD PRIOR TO PERMIT APPLICATION, FABRICATION AND INSTALLATION.

Individual Tenant Designated Sign Are

TENANT IDENTIFICATION FOR MULTI -TENANT OCCUPANCY

TENANT IDENTIFICATION FOR (One Sign Per Tenant) SINGLE TENANT OCCUPANCY

A-DESIGN AND FABRICATION:

BUSINESS IDENTIFICATION EXTERIOR WALL-MOUNT:

1) One sign of individual plastic injection molded or plex faced foam letters shall be allowed per Tenant.
2) If Tenant occupies an entire building affording more than one street frontage, more than one sign may be allowed with Landlord's prior written approval.
3) Overall signage length shall not exceed 75% of the designated sign band width.
4) One line of copy/lettering shall be allowed per sign; variance for more than one line of copy/lettering shall require the Landlord's prior written approval.
5) With one line of copy/lettering, maximum letter height shall not exceed 15". minimum letter height shall be 12".
6) With two lines of copy/lettering, the letter height of the first line shall be as described in A-5, the letter height of the second line shall be 5".
7) The use of logos shall be only in conjunction with the individual letters and shall be included in the designated sign band area.
8) Written logo requests shall be considered on an individual basis: only copyright secured or trademark registered logos shall be approved by the Landlord.
9) Individual letter style/font shall be per Tenant's selection, shall be fabricated of plastic injection molded or plex faced foam, and shall require Landlord's prior written approval.
10) The signage color shall be black any variation shall require the Landlord's prior written approval.
11) All edges of the Tenant signage shall be finished the same color as the faces.

B-INSTALLATION:

BUSINESS IDENTIFICATION EXTERIOR WALL-MOUNT:

1) Installation of the individual lettering of the Tenant's signage shall be with silicone adhesive or equivalent by gluing directly to the building.
2) All signage, including any approved logo, shall be installed within the designated sign band area, using a template for proper placement.
3) Multi-tenant building Tenants shall install their business identification lettering within the designated sign band area justified left or right, depending on the location of their leased space in the building.
4) Single building Tenants shall be allowed to install their signage centered within the designated sign band area.
5) The Tenant is responsible for the installation and maintenance of all its signage.
6) The Tenant shall be responsible for the repair of any damage to the building caused by installation, maintenance or removal of its signs.
7) The Tenant shall be responsible for the removal of its signs prior to vacating the premises, including restoration of the surface to its original condition.
8) No blinking, flashing, moving or neon style signage shall be allowed.

THE TENANT SHALL BE RESPONSIBLE FOR ALL ADA REQUIRED SIGNAGE WITHIN THEIR PREMISES.

ONLY C-45 LICENSED SIGN CONTRACTORS SHALL BE ALLOWED TO FABRICATE AND INSTALL CASTILIAN TECHNICAL CENTER SIGNAGE.

ALL EXTERIOR SIGNAGE IS SUBJECT TO APPROVAL BY THE COUNTY OF SANTA BARBARA, AND MUST HAVE A SIGN PERMIT FROM THE COUNTY OF SANTA BARBARA PRIOR TO INSTALLATION.

A COPY OF THE APPROVED SIGN PERMIT MUST BE SUBMITTED TO THE LANDLORD PRIOR TO INSTALLATION.

PLEASE have your sign manufacturer submit two copies of scaled drawings for approval to THE TOWBES GROUP, INC., 21 East Victoria, Suite 200, Santa Barbara, CA 93101

END OF EXHIBIT I

Landlord's Initials________ Tenant's Initials______

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EXHIBIT K

SUPPLEMENTAL TERMS AND CONDITIONS

THESE SUPPLEMENTAL TERMS AND CONDITIONS constitute an integral part of this Lease to which they are attached. Any other provisions of this Lease shall be resolved in favor of these Supplemental Terms and Conditions.

K.1.    Signs and Advertising (Continued from Article 22 of the Standard Terms and Conditions)

Upon the Effective Date, Tenant shall have the exclusive right, at Tenant’s sole cost and expense, to place and maintain a sign to display its trade name on the Building directory, monument sign, Premises entry door and Tenant shall have the right, at Tenant’s sole cost and expense, to place and maintain a prominent sign to display its trade name on the exterior of the Building. All such signage shall conform to the requirements of Landlord (provided that such requirements are reasonable) and of all governmental authority(ies) having jurisdiction thereover as to location, size and format. Such signage will be subject to the same terms and conditions set forth in Article 22 of the Standard Terms and Conditions.

K.2    Tenant’s Right to Terminate
Tenant shall have the one-time right to terminate the Lease provided all of the following conditions are met:
(i)The termination date (the “Termination Date”) is that date which is eight (8) years from the First Rent Commencement Date; and
(ii)Tenant has provided Landlord written notice of its intention to terminate the Lease (the “Termination Notice”) no later than six (6) months prior to such Termination Date; and
(iii)Tenant has paid Landlord the unamortized portion of: i) the Lease commissions; and ii) the Tenant Improvement Allowance (as defined in Exhibit B) paid by Landlord as of the Termination Date. For purposes of calculating Tenant’s obligation under this section, the actual Lease commissions and Tenant Improvement Allowance shall be amortized over the entire initial Term of the Lease with interest at the rate of six percent (6%) per annum accruing on the disbursed amount from the date that each amount was disbursed to the Termination Date. The payment of the unamortized costs shall be due and payable within thirty (30) days following the delivery of the Termination Notice to the Landlord.

K.3.    Real Property Taxes (Continued from Section 5.2 of the Standard Terms and Conditions)

Real Property Taxes shall not include and Tenant shall not be obligated to pay, whether as additional rent or otherwise, any charge, penalty or assessment resulting from Landlord’s delinquent payment of Real Property Taxes.

K.4.    Contingency

The effectiveness of this Lease is contingent upon the concurrent execution by Landlord and Tenant of an amendment to Tenant’s existing lease of 90 Castilian Drive, whereby the term of said lease is extended to expire on April 30, 2023.

END EXHIBIT K

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EXHIBIT L

TENANT ESTOPPEL CERTIFICATE

To:    ___________________________________________ (“Bank”)

Attn:
Re:    Lease Dated:
Current Landlord:
Current Tenant:
Square Feet: Approximately:
Floor(s):
Located at:
(“Tenant”) hereby certifies that as of             , 20__:
1.    Tenant is the present owner and holder of the tenant’s interest under the lease described above, as it may be amended to date (the “Lease”) with ________________________ Landlord (who is called “Borrower” for the purposes of this Certificate). (USE THE NEXT SENTENCE IF THE LANDLORD OR TENANT NAMED IN THE LEASE IS A PREDECESSOR TO THE CURRENT LANDLORD OR TENANT.) [The original landlord under the Lease was                     , and the original tenant under the Lease was                 .] The Lease covers the premises commonly known as                      (the “Premises”) in the building (the “Building”) at the address set forth above.
2.    (a)    A true, correct and complete copy of the Lease (including all modifications, amendments, supplements, side letters, addenda and riders of and to it) is attached to this Certificate as Exhibit A. As used herein, the defined term “Lease” includes all such modifications, amendments, supplements, side letters, addenda and riders.
(b)    The Lease provides that in addition to the Premises, Tenant has the right to use or rent ___________ assigned/unassigned] parking spaces near the Building or in the garage portion of the building during the term of the Lease.
(c)    The term of the Lease commenced on _______________, 20___ and will expire on _______________, 20___ including any presently exercised option or renewal term. Except as specified in Paragraph(s) ______________ of the Lease (copy attached), Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking (IF APPLICABLE) [other than that specified in Section 2(b) above].
(d)     Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.
(e)    The annual minimum rent currently payable under the Lease is $__________ and such rent has been paid through _______________, 20__.

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(f)    Additional rent is payable under the Lease for (i) operating, maintenance or repair expenses, and (ii) property taxes. Such additional rent has been paid in accordance with Borrower’s rendered bills through _______________, 20__. (g)     Tenant has made no agreement with Borrower or any agent, representative or employee of Borrower concerning free rent, partial rent, rebate of rental payments or any other similar rent concession, except as expressly set forth in the Lease.
(h)    Borrower currently holds a security deposit in the amount of $____________ which is to be applied by Borrower or returned to Tenant in accordance with Paragraph(s) ____ of the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.
3.    (a)    The Lease constitutes the entire agreement between Tenant and Borrower with respect to the Premises, has not been modified changed, altered or amended and is in full force and effect in the form attached as Exhibit A. There are no other agreements, written or oral, which affect Tenant’s occupancy of the Premises.
(b)    All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.
(c)    To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.
(d)    The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.
4.    All contributions required to be paid by Borrower to date for improvements to the Premises have been paid in full and all of Borrower’s obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.
5.    Neither Tenant nor any guarantor of Tenant’s obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.
6.    (a)    As used here, “Hazardous Substance” means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.
(b)    Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located (IF APPLICABLE) [, other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant’s business in compliance with all applicable laws]. (IF APPLICABLE).

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7.    Tenant hereby acknowledges that Borrower (CHOOSE ONE) [intends to encumber/has encumbered] the property containing the Premises with a Deed of Trust in favor of Bank. Tenant acknowledges the right of Borrower, Bank and any and all of Borrower’s present and future lenders to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any loan secured by any such Deed of Trust or further deeds of trust will be made and entered into in material reliance on this Certificate.
8.    Tenant hereby agrees to furnish Bank with such other and further estoppel as Bank may reasonably request.

By:
Name:
Title:

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EXHIBIT M

COMMENCEMENT DATE MEMORANDUM

With respect to that certain Multi-Tenant Industrial Lease (“Lease”) dated July 1, 2018, between AppFolio, Inc., a Delaware corporation (“Tenant”), and Nassau Land Company, L.P., a California limited partnership (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 86,246 rentable square feet of the building located at 70 Castilian Drive, Goleta, CA (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:
(1)    Landlord delivered possession of the Premises to Tenant on _____________________;
(2)    The Premises contain 86,246 rentable square feet of space; and
(3)    Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use, subject to all of the obligations of Landlord under the Lease, including any uncompleted Landlord Work.
IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this ___ day of ______________________, 20___.

“Tenant”

APPFOLIO, INC., a Delaware corporation

By:
Its: President and CEO

By:__________________________________

Its: CFO

END EXHIBIT M

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EXHIBIT N

PROHIBITED USES
The following types of operations and activities are expressly prohibited on the Premises:
1.    automobile/truck maintenance, repair or fueling;
2.    battery manufacturing or reclamation;
3.    ceramics and jewelry manufacturing or finishing;
4.    chemical (organic or inorganic) storage, use or manufacturing;
5.    drum recycling;
6.    dry cleaning;
7.    electronic components manufacturing;
8.    electroplating and metal finishing;
9.    explosives manufacturing, use or storage;
10.    hazardous waste treatment, storage, or disposal;
11.    leather production, tanning or finishing;
12.    machinery and tool manufacturing;
13.    medical equipment manufacturing and hospitals;
14.    metal shredding, recycling or reclamation;
15.    metal smelting and refining;
16.    mining;
17.    paint, pigment and coating operations;
18.    petroleum refining;
19.    plastic and synthetic materials manufacturing;
20.    solvent reclamation;
21.    tire and rubber manufacturing;

22.	above- and/or underground storage tanks; and

23.	residential use or occupancy.

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END EXHIBIT N

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EXHIBIT O

INTENTIONALLY OMITTED

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EXHIBIT P

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Attention:

(Space Above For Recorder’s Use)
SUBORDINATION, NONDISTURBANCE
AND ATTORNMENT AGREEMENT
This SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”), dated as of _________________, 20__, executed by ___________________ (“Tenant”), and ________________________________, a __________________________ (“Landlord”), in favor of ________________________________, a ____________________________, as Agent (“Lender”), is entered into with reference to the following facts:

A.    Tenant is presently leasing certain premises (the “Premises”) comprising a portion of the real property (the “Property”) described in Exhibit A, attached hereto and incorporated herein by this reference, pursuant to a lease (as modified from time to time, the “Lease”) dated _____________ 20__, between Tenant and Landlord.

B.    Lender has made or agreed to make a loan or loans to Landlord (the “Loan”) and, in connection therewith, Landlord has executed a deed of trust (as modified from time to time, the “Deed of Trust”) and an assignment of leases (the “Assignment of Leases”), assigning to Lender Landlord’s interests in the Property, including Landlord’s interests as landlord under the Lease.

IN CONSIDERATION OF THE FOREGOING, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord hereby agree as follows:
A G R E E M E N T
1.    Certifications by Tenant, Tenant hereby certifies to Lender as follows:
1.1    The Lease is in full force and effect, Tenant is presently occupying the Premises pursuant thereto, and Tenant has not transferred its interests in the Lease or agreed to do so.
1.2    A true and complete copy of the Lease, together with all amendments, supplements and other modifications thereto (oral or written), has been delivered to Lender by Tenant prior to the execution of this Agreement, ________________ is attached hereto as Exhibit B.
1.3    No rent or other amount has been prepaid under the Lease, except as follows (if none, state “None”):
.
1.4         No deposit of any nature has been made in connection with the Lease (other than deposits the nature and amount of which are expressly described in the Lease), except as follows (if none, state “None”):
.

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1.5    Tenant is currently paying base rent under the Lease in the amount of $_______________ per month. Tenant’s estimated share of common area charges, insurance, real estate taxes and administrative and overhead charges is currently being paid at the rate of $___________ per month. Tenant has paid a total of $______________ of percentage rent for the 12-month period ending ______________, 20__.
1.6        The Lease is the only agreement between Landlord and Tenant with respect to the Premises, and Tenant claims no rights with respect to the Premises or the Property other than those set forth in the Lease, except as follows (if none, state “None”):

.
1.7        To the best of Tenant’s knowledge, there are no existing defenses or offsets against amounts due or to become due to Landlord under the Lease, and there are no existing uncured defaults by Landlord under the Lease, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute such a default, except as follows (if none, state “None”):

.
1.8        Landlord has performed all of its obligations to Tenant with respect to the construction of improvements; Landlord has offered no free rent period, building allowance or similar concession(s) to induce Tenant to enter into the Lease except as set forth in the Lease; and Landlord has no other obligations to Tenant in connection with the Lease, matured or not yet matured, except as set forth in the Lease.
1.9        To the best of Tenant’s knowledge, no circumstance presently exists, and no event has occurred, that would prevent the Lease from becoming effective or would entitle Tenant to terminate the Lease.
2.    Consent to Assignment. Tenant understands that Landlord has assigned or will assign the Lease to Lender in connection with the Loan, and Tenant hereby consents to such assignment. Tenant is not aware of any prior assignment of the Lease by Landlord, except as follows (if none, state “None”):

.
3.    No Modification of Lease; Lender Consents. Tenant shall not, without Lender’s prior written consent, (a) amend, supplement, terminate (except to the extent permitted under Section 4, below) or otherwise modify the Lease; or (b) accept (and/or act in reliance on) the release, relinquishment or waiver by Landlord of any right with respect to the Lease. Any such termination, modification, acceptance or other action taken without such prior consent shall, at Lender’s option, be void. Without limiting the generality of the foregoing, (i) any assignment or subletting by Tenant (or by any assignee or subtenant) which requires Landlord’s consent shall also require Lender’s consent, which consent shall not be unreasonably withheld and shall, at Lender’s option, be void if such consent is not obtained, and (ii) any alteration to the Premises which requires Landlord’s consent shall also require Lender’s consent, which consent shall not be unreasonably withheld. Tenant shall not pay any rent or other amount due to Landlord under the Lease more than 10 days in advance of the due date.

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4.    Lender Cure Rights. Tenant shall not exercise any termination remedy upon a default by Landlord with respect to the Lease unless Tenant has first given Lender written notice of such default (at the address shown below or any other address hereafter supplied to Tenant by Lender) and such default is not cured within 30 days thereafter; provided that, if such default is nonmonetary, is curable by Lender, and (a) is of such a nature that it cannot reasonably be cured within 30 days or (b) the cure thereof by Lender requires Lender to have possession of the Property, then in either such event Tenant shall not exercise any termination remedy so long as Lender is diligently taking all steps required for Lender to cure the default (including pursuit of possession of the Property, to the extent required).
ADDRESS FOR NOTICES TO LENDER:

Attention:
with a copy to:

Attention:

5.    Payments to Lender. Tenant shall make all payments under the Lease to Lender upon receiving a direction to pay from Lender, and shall comply with any such direction to pay without determining whether any default exists with respect to the Loan.

6.    Agreements by Landlord. Landlord hereby agrees as follows:

6.1     Tenant shall have no liability to Landlord for any amount otherwise owing to Landlord under the Lease in the event that (a) Tenant receives a written demand from Lender to pay such amount to Lender and (b) Tenant thereafter pays such amount to Lender.
6.2     Tenant shall be entitled to assume that any such demand by Lender is valid and shall be under no obligation, and shall have no right, to inquire as to its validity, nor shall any claim by Landlord that such demand is invalid affect Tenant’s right and obligation to pay all amounts demanded to Lender and thereupon be discharged of Tenant’s obligation to pay such amounts to Landlord.

7.    Subordination. All of Tenant’s rights and interests with respect to the Premises and the Property under the Lease and all related documents (including, without limitation, any options to purchase and rights of first offer and first refusal) are and shall remain subject and subordinate to Lender’s rights and interests in the Property under the Deed of Trust, the Assignment of Leases and all related loan and security documents, and to all amendments, supplements and other modifications now or hereafter executed with respect thereto, including without limitation modifications that substantially increase the obligations to Lender to which Tenant’s interests are subordinated. Without limiting the generality of the foregoing, the provisions of the above-described loan and security documents shall prevail over any inconsistent provisions of the Lease relating to the disposition of insurance and condemnation awards.

8.    Nondisturbance and Attornment. In the event of any judicial or nonjudicial foreclosure of the Deed of Trust or transfer by deed in lieu thereof, the Lease shall not terminate, nor shall Tenant’s rights thereunder be disturbed, except in accordance with the terms of the Lease

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or any amendment or other applicable agreement executed by Tenant with respect thereto; provided, however, that the transferee of Landlord’s interests pursuant to such foreclosure or other transfer shall not be (a) liable for any act or omission of any prior landlord under the Lease (including, without limitation, the breach of any representation or warranty made by any prior landlord unless such breach is caused by such transferee), (b) obligated to cure any default of any prior landlord under the Lease (other than nonmonetary default that remain uncured at the time of foreclosure), (c) subject to any offsets or defenses which Tenant is entitled to assert against any prior landlord under the Lease, (d) bound by any payment of any amount owing under the Lease to any prior landlord which was made more than 10 days prior to the date due, (e) bound by any amendment or other modification to the Lease which was made subsequent to the date of this Agreement without the prior written consent of Lender (which shall not be unreasonably withheld) and which could adversely affect the landlord’s interests, or (f) liable for the return to Tenant of any security or other deposit paid by Tenant to any prior landlord under the Lease except to the extent that such transferee actually receives such deposit. Tenant shall attorn to and accept any such transferee as the landlord under the Lease for the unexpired balance of the Lease term, and shall execute any document reasonably requested by such transferee to evidence such attornment. Tenant shall not be named in any foreclosure action related to the Deed of Trust.

9.    Further Assurances. Each party hereto shall execute, acknowledge and deliver to each other party all documents, and shall take all actions reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Agreement.

10.    Reference and Arbitration.

10.1    Mandatory Arbitration. Any controversy or claim between or among the parties that arises from or relates to this Agreement (including any controversy or claim based on or arising from an alleged tort) shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement and under the Commercial Rules of the American Arbitration Association (“AAA”). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.
10.2     Real Property Collateral. Notwithstanding the provisions of Section 10.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation that is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined by a referee in accordance with California Code of Civil Procedure Sections 638 et seq. The parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.
10.3    Provisional Remedies, Self-Help and Foreclosure. No provision of this Section 10 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to

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obtain provisional or ancillary remedies (including provisional remedies such as claim and delivery and ancillary remedies such as the issuance of temporary restraining orders and preliminary injunctions pending submission of any action or cause of action to judicial reference or arbitration as otherwise required hereunder) from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference.

11.    Attorneys’ Fees. In the event that any litigation, reference or arbitration shall be commenced concerning this Agreement, the party prevailing in such proceeding shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs (including the allocated costs for in-house counsel), whether or not taxable, as awarded by a court of competent jurisdiction, referee or arbitrator.

12.    Reliance by Lender. Tenant understands that Lender will rely upon this Agreement in making the Loan and/or in entering into certain agreements and/or granting certain consents in connection therewith. Notice of acceptance of this Agreement by Lender is waived.

13.    Miscellaneous. This Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties. This document may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof. This Agreement shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, Tenant and Landlord have caused this Agreement to be duly executed as of the date first written above.

“Tenant” , a By: Name: Its: Date:
Landlord consents to, and agrees to be bound by, the provisions of Sections 4 through 13, inclusive, of the foregoing Agreement.	“Landlord” , a By: Name: Its: Date:
“Lender” , a By: Name: Its: Date: ____________________________

END EXHIBIT P

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